EXHIBIT 99.1


                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN



                          BASIC CHEMICALS COMPANY, LLC,



                             VULCAN CHLORALKALI, LLC



                                       AND



                            VULCAN MATERIALS COMPANY



                          Dated as of October 11, 2004

                                       --

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                                TABLE OF CONTENTS

RECITALS.......................................................................1


ARTICLE I           THE PURCHASE AND SALE......................................1

      Section 1.1.    Purchase and Sale of Assets..............................1
      Section 1.2.    Excluded Assets..........................................4
      Section 1.3.    Assumed Liabilities......................................5
      Section 1.4.    Excluded Liabilities.....................................6
      Section 1.5.    Nonassignable Business Contracts.........................7

ARTICLE II          CONSIDERATION..............................................8

      Section 2.1.    Amount and Form of Consideration.........................8
      Section 2.2.    Purchase Price Adjustment................................8
      Section 2.3.    Allocation of Purchase Price............................10
      Section 2.4.    Additional Consideration................................11
      Section 2.5.    Condemnation of, or Material Damage to, Geismar Assets..12

ARTICLE III         THE CLOSING...............................................13

      Section 3.1.    Closing Date............................................13
      Section 3.2.    Deliveries by Seller to Purchaser.......................13
      Section 3.3.    Deliveries by Purchaser to Seller.......................14
      Section 3.4.    Proceedings at Closing..................................15

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF SELLER..................15

      Section 4.1.    Organization and Good Standing..........................15
      Section 4.2.    Authorization of Agreement..............................15
      Section 4.3.    Conflicts; Consents of Third Parties....................16
      Section 4.4.    Financial Statements....................................16
      Section 4.5.    No Undisclosed Liabilities..............................17
      Section 4.6.    Absence of Certain Developments.........................17
      Section 4.7.    Taxes...................................................17
      Section 4.8.    Real Property...........................................18
      Section 4.9.    Tangible Personal Property; Personal Property Leases....19
      Section 4.10.   Intellectual Property...................................19
      Section 4.11.   Contracts...............................................20
      Section 4.12.   Employee Benefits.......................................21
      Section 4.13.   Labor and Employment Matters............................22
      Section 4.14.   Litigation..............................................23
      Section 4.15.   Compliance with Other Laws; Permits.....................23
      Section 4.16.   Environmental Matters...................................23
      Section 4.17.   Ownership of Necessary Assets and Rights................25
      Section 4.18.   Customers and Suppliers.................................25
      Section 4.19.   Brokers.................................................25
      Section 4.20.   Receivables.............................................25
      Section 4.21.   Inventory...............................................26

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      Section 4.22.   PUHCA; State Utility Law................................26
      Section 4.23.   Books and Records.......................................26

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF PURCHASER...............26

      Section 5.1.    Organization and Good Standing..........................26
      Section 5.2.    Authorization of Agreement..............................26
      Section 5.3.    Conflicts; Consents of Third Parties....................27
      Section 5.4.    Litigation..............................................27
      Section 5.5.    Financing...............................................27
      Section 5.6.    Brokers.................................................27

ARTICLE VI          COVENANTS OF SELLER.......................................28

      Section 6.1.    Access to Documents.....................................28
      Section 6.2.    Conduct of Business.....................................28
      Section 6.3.    Consents and Conditions.................................30
      Section 6.4.    Public Statements.......................................32
      Section 6.5.    Further Actions.........................................32
      Section 6.6.    No Solicitation.........................................32
      Section 6.7.    Litigation..............................................32
      Section 6.8.    Dry Cleaning Business...................................33
      Section 6.9.    Title Deliveries........................................33
      Section 6.10    Material Business Contracts.............................34
      Section 6.11    Vulcan Liabilities......................................34

ARTICLE VII         COVENANTS OF PURCHASER....................................34

      Section 7.1.    Confidentiality.........................................34
      Section 7.2.    Public Statements.......................................34
      Section 7.3.    Consents and Conditions.................................34
      Section 7.4.    Seller's Access to Documents............................36
      Section 7.5.    Further Actions.........................................37
      Section 7.6.    Use of Seller's Name....................................37
      Section 7.7.    Solicitation of Customers by Purchaser Prior to Closing.37

ARTICLE VIII        CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS...........38

      Section 8.1.    Accuracy of Warranties..................................38
      Section 8.2.    Performance of Covenants................................38
      Section 8.3.    Antitrust Laws..........................................38
      Section 8.4.    No Injunctions; Certain Litigation......................38
      Section 8.5.    Required Consents.......................................38
      Section 8.6.    Officer's Certificate...................................39
      Section 8.7.    Delivery of Documents...................................39
      Section 8.8.    Geismar Joint Venture...................................39

ARTICLE IX          CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS..............39

      Section 9.1.    Accuracy of Warranties..................................39
      Section 9.2.    Performance of Covenants................................40
      Section 9.3.    No Injunctions..........................................40

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      Section 9.4.    Antitrust Laws..........................................40
      Section 9.5.    Officer's Certificate...................................40
      Section 9.6.    Delivery of Documents...................................40

ARTICLE X           ADDITIONAL COVENANTS......................................40

      Section 10.1.   Employment and Benefits Matters.........................40
      Section 10.2.   Transition Services Agreement...........................46
      Section 10.3.   Proration; Other Closing Date Adjustments...............46
      Section 10.4.   Confidentiality.........................................47
      Section 10.5    Transfer Taxes..........................................48

ARTICLE XI          SURVIVAL, INDEMNIFICATION AND RELATED MATTERS.............48

      Section 11.1.   Survival................................................48
      Section 11.2.   Indemnification.........................................49
      Section 11.3.   Environmental Indemnification...........................51
      Section 11.4.   Procedures for Indemnification..........................55
      Section 11.5.   Insurance Coverage under Seller's Pre-Closing Policies..56
      Section 11.6.   Insurance Coverage under Purchaser's Policies...........57

ARTICLE XII         NONCOMPETITION; NONSOLICITATION...........................58

      Section 12.1.   Noncompetition..........................................58
      Section 12.2.   Nonsolicitation of Employees............................60
      Section 12.3.   Remedies................................................60

ARTICLE XIII        TERMINATION...............................................60

      Section 13.1.   Termination.............................................60
      Section 13.2.   Procedure and Effect of Termination.....................61

ARTICLE XIV         MISCELLANEOUS.............................................61

      Section 14.1.   Certain Definitions.....................................61
      Section 14.2.   Entire Agreement........................................72
      Section 14.3.   Governing Law; Waiver of Jury Trial.....................72
      Section 14.4.   Expenses................................................72
      Section 14.5.   Table of Contents and Headings..........................73
      Section 14.6.   Notices.................................................73
      Section 14.7.   Severability............................................74
      Section 14.8.   Binding Effect; No Assignment...........................74
      Section 14.9.   Bulk Sales Law..........................................74
      Section 14.10.  Tax-Deferred Exchange...................................74
      Section 14.11.  Amendments..............................................75
      Section 14.12.  Enforcement.............................................75
      Section 14.12.  Counterparts............................................75

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                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of October 11, 2004 (together with the Schedules and Exhibits hereto, this "AGREEMENT"), by and between Basic Chemicals Company, LLC, a Delaware limited liability company ("PURCHASER"), Vulcan Chloralkali, LLC, a Delaware limited liability company (the "JV"), and Vulcan Materials Company, a New Jersey corporation ("VULCAN" and, together with the JV, "SELLERS", and each, a "SELLER").

     Unless otherwise indicated, capitalized terms used herein have the respective meanings set forth in Section 14.1.

                                    RECITALS

     WHEREAS, Sellers are engaged in the Business (as defined on Exhibit A), which includes the production, manufacture and sale of chlorine, caustic soda, hydrochloric acid, sodium chlorite, potassium chemicals and chlorinated organic chemicals; and

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the parties desire that Sellers sell, assign and transfer to Purchaser, and that Purchaser purchase and acquire from Sellers, the Purchased Assets, and that Purchaser assume the Assumed Liabilities; and

     WHEREAS, concurrently with the execution and delivery hereof, and as a condition to Sellers' willingness to enter into this Agreement, Occidental Chemical Corporation, a corporation organized under the laws of the State of New York and holder of all of the outstanding equity interests of Purchaser ("PARENT"), has agreed to guarantee the representations, warranties, covenants, agreements and other obligations of Purchaser herein pursuant to the terms and conditions of a guarantee, the form of which is attached as Exhibit B-1 hereto; and

     WHEREAS, at Closing, Occidental Petroleum Corporation, a corporation organized under the laws of the State of Delaware and indirect holder of all of the issued and outstanding shares of capital stock of Parent ("PETROLEUM"), has agreed to guarantee those certain matters set forth in a guarantee, the form of which is attached as Exhibit B-2 hereto, pursuant to the terms thereof (the "PETROLEUM GUARANTEE");

     NOW, THEREFORE, in consideration of the premises and the mutual warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                              THE PURCHASE AND SALE

     Section 1.1. PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth herein, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Sellers, the following assets, properties, rights, contracts and claims, whether tangible or intangible, real, personal or mixed

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(collectively,the "PURCHASED ASSETS"), free and clear of all Liens except for
Permitted Exceptions or as set forth on Schedule 1.1:

     (a) (i) the real property listed on Schedule 1.1(a)(i), together with all improvements thereon, and all rights, titles and interest appurtenant thereto including all oil, gas and other minerals (if any) and all pipeline easements appurtenant thereto (the "OWNED REAL PROPERTY"), and (ii) the leasehold interests of each Seller in the leases of the real property listed on Schedule 1.1(a)(ii) (the "LEASED REAL PROPERTY" and, together with the Owned Real Property, the "PURCHASED PROPERTIES");

     (b) all raw materials, work-in-process inventories, stores and spares (excluding spares capitalized by Vulcan or the JV), inventories, packaging materials, finished goods inventories and other items of tangible property of the Business, in each case to the extent that classification of such assets as "inventory" would not be inconsistent with the historical accounting practices of the Business (the "INVENTORY"), as of the Effective Time, to the extent reflected on the Closing Date Balance Sheet;

     (c) all trade accounts and notes receivable and other receivables of the Business, in each case to the extent reflected on the Closing Date Balance Sheet;

     (d) (i) all rights to Third Party Proceeds from, and all claims on the part of each Seller for recoupment, reimbursement or coverage, under Seller's first-party property insurance policies to the extent relating to Purchased Assets and arising from facts or circumstances between the date hereof and the Effective Time; except to the extent (x) such proceeds and claims relate to Purchased Assets damaged or destroyed after the date hereof and replaced on or prior to the Effective Time or (y) the value of any such Purchased Assets as reflected on the Closing Date Balance Sheet reflects the diminished value of such Purchased Assets resulting from the facts or circumstances to which such property insurance proceeds or claims relate; and (ii) all right to Third Party Proceeds from, and claims on the part of each Seller for recoupment, reimbursement or coverage under, Seller Third Party Insurance Policies to the extent relating to the Assumed Liabilities and subject to the provisions of
Section 11.5 below;

     (e) all rights and incidents of interest of each Seller as of the Effective Time in and to all Business Contracts (other than the leases for Leased Real Property and the Pipeline Agreements, which are addressed in SECTIONS 1.1(a)(ii) and 1.1(l), respectively);

     (f) all of the Purchased Intellectual Property owned by either Seller and all rights and incidents of interest of either Seller to all Incoming IP Licenses of Purchased Intellectual Property;

     (g) all books, records (including real and personal property tax records and personnel records pertaining to Transferred Business Employees), files, data, reports, plans, catalogs, sales and promotional materials, computer data, data brochures primarily relating to the operation of the Business or the ownership of the Purchased Assets, other than minute books and tax records of Sellers (other than those specified above), PROVIDED, HOWEVER, that Sellers shall be entitled to retain copies of books, records and other materials relating directly to Sellers' environmental matters and indemnification obligations under Section 11.3, employees and any

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other books, records and other materials that either Seller is required to retain under applicable law;

     (h) all Permits and Environmental Permits held and used by either Seller primarily in connection with the operation of the Business as currently conducted (to the extent transfer is permitted by applicable Law);

     (i) all prepaid charges and fees of each Seller to the extent reflected on the Closing Date Balance Sheet;

     (j) all supplies, equipment, office furnishings, computer equipment, vehicles, trucks, trailers, fixtures, improvements and other tangible personal property owned by each Seller and located at any of the Purchased Properties, and all assets used primarily by either Seller in connection with the operation of the Business, in each case except for such assets located and historically located at the Birmingham, Alabama headquarters of the Business to the extent not reflected on the Closing Date Balance Sheet;

     (k) all assets, properties, claims and rights of each Seller to the extent reflected on the Closing Date Balance Sheet;

     (l) all rights and incidents of interest of each Seller as of the Effective Time in and to the easement Contracts, rights of way Contracts and similar Contracts used in the Business, a list of which easements, rights of way and similar interests, and a description of such easements, is attached hereto as
SCHEDULE 1.1(l) (the "PIPELINE AGREEMENTS");

     (m) the railroad cars listed on SCHEDULE 1.1(m);

     (n) all claims, counterclaims and causes of action of either Seller to the extent relating to the Assumed Liabilities or, except to the extent relating to the Excluded Liabilities, the Purchased Assets;

     (o) all rights and interests of either Seller in and to the health, exposure and toxicology studies relating to the registration and sale of products of the Business, to the extent permitted under law ("HEALTH STUDIES");

     (p) all rights and incidents of interest of Vulcan as of the Effective Time in and to the Texas Brine Contracts and all receivables of Vulcan relating to or arising out of any of the Texas Brine Contracts;

     (q) all of the right, title and interest of each Seller in and to the other assets, properties, rights, contracts and claims, whether tangible or intangible, real, personal or mixed, including warehouse and terminaling facilities and the reserve cogeneration assets at the Wichita and Geismar sites, including the turbines, environmental emissions credits to the extent assignable by Sellers to Purchaser under applicable Law (other than environmental emissions credits described on SCHEDULE 1.1(q) ("RETAINED EMISSIONS CREDITS")), and, to the extent assignable by Sellers to Purchaser under applicable Law, related Permits, primarily used in the Business, in each case except as set forth in
SECTION 1.2 or to the extent primarily relating to

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Excluded Liabilities (e.g., counterclaims in any third party litigation constituting an Excluded Liability).

     Section 1.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in SECTION 1.1, the parties hereto expressly understand and agree that Sellers are not hereunder selling, assigning, transferring or conveying to Purchaser, and the Purchased Assets specifically do not include, the following assets, properties, rights, contracts and claims, whether tangible or intangible, real, personal or mixed (collectively, the "EXCLUDED ASSETS"):

     (a) all cash, cash equivalents, bank deposits, certificates of deposit or similar cash items, of either Seller;

     (b) except as otherwise expressly set forth in SECTION 10.1(k), any of the Employee Benefit Plans and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations of either Seller or their Subsidiaries under, any such Employee Benefit Plan;

     (c) any and all insurance policies, binders and claims and rights thereunder and the proceeds thereof (other than claims described in SECTION 1.1(d) and without limiting those matters addressed in Section 11.5);

     (d) all of the right, title and interest of either Seller in and to the names, marks and other indicia of "Vulcan," "Vulcan Materials," "Vulcan Chemicals," the Vulcan logo and other similar marks and derivatives of such names, marks and other indicia, including domain names and copyrighted works to the extent utilizing such names and indicia, together with all of the goodwill represented thereby or pertaining thereto;

     (e) all prepaid charges and fees of either Seller not reflected on the Closing Date Balance Sheet;

     (f) all trade accounts and notes receivable and other receivables of the Business, including any inter-company receivables, in each case not reflected on the Closing Date Balance Sheet other than receivables relating or arising out of any of the Texas Brine Contracts as described in Section 1.1(p);

     (g) all rights and claims not relating primarily to the Business as currently conducted and the Retained Emissions Credits;

     (h) all claims, counterclaims and causes of action of Seller to the extent relating to the Excluded Liabilities;

     (i) all supplies, equipment, office furnishings, computer equipment, vehicles, trucks, trailers, fixtures, improvements and other tangible personal property of either Seller and not (A) located at any of the Purchased Properties, or (B) used primarily in connection with the operation of the Business, and all supplies, equipment, office furnishings, computer equipment, vehicles, trucks, trailers, fixtures, improvements and other tangible personal property located at the Birmingham, Alabama headquarters of the Business, except in each case to the extent reflected on the Closing Date Balance Sheet;

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     (j) all real property that is not part of the Purchased Properties; and

     (k) the assets listed on SCHEDULE 1.2.

     Section 1.3. ASSUMED LIABILITIES. Simultaneously with the Closing, Purchaser shall, net of all of either Seller's Third Party Proceeds, assume and be liable for, and shall pay, perform and discharge as and when due, the following obligations and liabilities of each Seller (collectively, the "ASSUMED LIABILITIES"):

     (a) all liabilities and obligations to the extent reflected as current liabilities in accordance with GAAP and past practices on the Closing Date Balance Sheet;

     (b) all liabilities and obligations under Business Contracts (with respect to the Collective Bargaining Agreements, only to the extent provided in Section 10.1), whether accruing before or after the Closing Date (but subject to prorationing adjustments as provided in SECTION 10.3), other than (i) any liabilities or obligations to the extent resulting from a breach of the applicable Business Contract by either Seller or (ii) any liabilities and obligations under Business Contracts with respect to which required consents to assignment have not been obtained and a Work-around has not been effected;

     (c) except to the extent arising out of or in connection with a breach of Contract by either Seller or the operation or use of the Purchased Assets prior to the Effective Time, any and all liabilities or obligations primarily relating to the Business, whether known or unknown, fixed or contingent,asserted or unasserted, to the extent arising or occurring from and after the Effective Time; PROVIDED, that Sellers shall remain responsible for all liabilities and obligations primarily relating to the Business, whether known or unknown, fixed or contingent, asserted or unasserted, to the extent arising or occurring prior to the Effective Time as provided in Section 1.4;

     (d) all liabilities and obligations relating to each Transferred Business Employee arising solely from and after his or her commencement of employment with Purchaser or one of its Affiliates, and all liabilities and obligations expressly assumed or required to be performed by Purchaser or one of its Affiliates under SECTION 10.1;

     (e) all Purchaser Assumed Environmental Liabilities;

     (f) all liabilities and obligations arising from commitments (in the form of accepted purchase orders or otherwise) to sell products, or outstanding quotations, proposals or bids, of the Business, other than any liabilities or obligations resulting from a breach of any of the foregoing by either Seller;

     (g) all liabilities and obligations arising from commitments (in the form of issued purchase orders or otherwise), or outstanding quotations, proposals or bids, to purchase or acquire raw materials, components, supplies or services, for the Business, other than any liabilities or obligations resulting from a breach of any of the foregoing by either Seller;

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     (h) all liabilities and obligations with respect to any return, warranty or similar liabilities relating solely to the design, manufacture, servicing or sale of products of the Business from and after the Closing Date.

     The parties hereto expressly understand and agree that Purchaser shall not assume or become liable for, and Purchaser hereby expressly disclaims, any obligations, liabilities or indebtedness of either Seller or its Affiliates or the Business except for the Assumed Liabilities.

     Section 1.4. EXCLUDED LIABILITIES. Notwithstanding the provisions of
SECTION 1.3, it is expressly understood and agreed that there shall be excluded from the liabilities and obligations being assumed by Purchaser hereunder, net of all of Purchaser's Third Party Proceeds, the following liabilities and obligations of either Seller or its Affiliate (collectively, the "EXCLUDED LIABILITIES"):

     (a) all liabilities and obligations for any indebtedness for borrowed money of either Seller or any of its Affiliates, except to the extent reflected on the Closing Date Balance Sheet;

     (b) all Seller Retained Environmental Liabilities;

     (c) any inter-company payables or inter-company loans owed to either Seller or any of its Affiliates from the Business, in each case to the extent not reflected on the Closing Date Balance Sheet;

     (d) all liabilities or obligations to the extent not relating to the Business or the Purchased Assets;

     (e) all liabilities and obligations attributable to any acts or omissions to act taken or omitted to be taken by either Seller (or any of its Affiliates) prior to the Effective Time, including breach of Business Contracts by either Seller or any of its Affiliates, violations by either Seller or any of its Affiliates of any applicable Laws (except to the extent a liability or obligation arises under any Environmental Law, which is separately addressed in SECTIONS 1.3(e) and 1.4(b)) and any and all Legal Proceedings filed against either Seller or their Affiliates before the Effective Time, including the Legal Proceedings set forth in SECTION 4.14 of the Seller Disclosure Schedule;

     (f) all liabilities and obligations attributable to any actions or omissions by or on behalf of either Seller or its predecessors during the period prior to the Effective Time (except to the extent of (i) liabilities or obligations that arise under any Environmental Law, which are separately addressed in SECTIONS 1.3(e) and 1.4(b), or (ii) liabilities or obligations that arise as a result of actions or omissions of Purchaser or its Affiliates);

     (g) all liabilities and obligations under the distribution agreements pertaining to the CareFill closed loop perchloroethylene delivery system (the "CAREFILL DRYING CLEANING BUSINESS"), the Perchloroethylene Agency Agreement, dated May 1, 1992, between Vulcan and RR Street & Company, Inc. (the "RR STREET AGREEMENT") and any other contracts, agreements or arrangements of either Seller relating to dry-cleaning applications of perchloroethylene, except to the extent expressly provided in SECTION 6.8;

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     (h) except to the extent expressly provided in SECTION 10.1, all liabilities and obligations related to (i) any employee benefit or compensation plan, program or policy maintained, sponsored or contributed to by either Seller or any of its Affiliates, or any trust, insurance or other arrangement pursuant to any such plan, program or policy and (ii) employees or former employees of either Seller or any of its Affiliates prior to, on or after the Closing Date (including Transferred Business Employees prior to the Employment Date pertaining to such Transferred Business Employees), other than those liabilities and obligations assumed under SECTION 1.3(d);

     (i) all liabilities and obligations for any Taxes (other than Transfer Taxes that are Purchaser's responsibility pursuant to SECTION 10.5) of either Seller (or any of its Affiliates) relating to Taxes, the Purchased Assets or the Business for any taxable period or portion thereof ending on or before the Closing Date, including real and personal property taxes which shall be prorated on a daily basis to the Closing Date, in each case to the extent not reflected on the Closing Date Balance Sheet. To the extent Purchaser (or any of its Affiliates) is billed for any Taxes which are Excluded Liabilities, Purchaser shall notify Vulcan in writing thereof prior to paying any such Taxes, and Vulcan shall be entitled to pursue and control any Tax Contest relating to any Taxes that are Excluded Liabilities. If within ten (10) calendar days after Vulcan receives such written notice from Purchaser, Vulcan shall not have objected to Purchaser's written notice, Vulcan shall pay to Purchaser an amount equal to such Taxes. In the event that Vulcan objects to Purchaser's written notice within such ten (10) day period, Purchaser and Vulcan shall negotiate in good faith to resolve such dispute. If Vulcan and Purchaser are unable to reach an agreement within thirty (30) days after Vulcan's receipt of Purchaser's written notice, the dispute shall be resolved by an independent, nationally recognized firm of accountants mutually selected by the parties (the "ACCOUNTANT"). Each of Purchaser and Vulcan shall bear all fees and costs incurred by it in connection with the resolution of such dispute, except that the parties shall each pay fifty percent (50%) of the fees and expenses of the Accountant.

     Section 1.5 NONASSIGNABLE BUSINESS CONTRACTS. In the case of any Business Contracts that are not by their terms assignable or transferable, Sellers shall use reasonable best efforts to obtain, or cause to be obtained, on or prior to the Closing, any approvals or consents necessary to convey to Purchaser the benefit thereof. Purchaser shall cooperate with Sellers in such manner as may be reasonably requested in connection therewith. In the event any consent or approval to an assignment contemplated hereby is not obtained on or prior to the Closing Date, Sellers shall continue to use reasonable best efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained or it shall become reasonably apparent that such consent or approval is not forthcoming, and Sellers shall use reasonable best efforts, in cooperation with Purchaser, to provide Purchaser with an appropriate and economically feasible arrangement (a "WORK-AROUND") to provide that Purchaser shall receive the applicable Seller's interest in and to the benefits under any such Business Contract; PROVIDED, that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent (a) Purchaser is receiving such interest and benefits and (b) Purchaser would have been responsible therefor if such consent or approval had been obtained, in which case such Business Contract will be treated as a Business Contract for all purposes hereunder to the extent of such Work-around. Notwithstanding anything to the contrary herein, no Business Contract shall be deemed a Purchased Asset hereunder unless and

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until any required consent or approval has been obtained, except to the extent that a Work-around has been implemented.

                                   ARTICLE II

                                  CONSIDERATION

     Section 2.1. AMOUNT AND FORM OF CONSIDERATION. The consideration to be paid by Purchaser to Sellers in consideration of the Purchased Assets shall consist of:

     (a) One Hundred Eighty-Five Million Dollars ($185,000,000) plus the Closing Date Debt Payment Amount (the "CASH CONSIDERATION"), to be paid to Sellers by Purchaser by wire transfer of same day funds in accordance with written wire instructions delivered to Purchaser by Vulcan at least two (2) Business Days prior to the Closing Date, subject to adjustment as set forth in SECTIONS 2.2 and 10.3; and

     (b) the assumption on the Closing Date as of the Effective Time of the Assumed Liabilities.

     Section 2.2. PURCHASE PRICE ADJUSTMENT.

     (a) Within ninety (90) calendar days following the Closing Date, Purchaser shall prepare, or cause to be prepared, and deliver to Vulcan an unaudited balance sheet of the Business as of the close of business on the Closing Date (as may be adjusted following resolution of disputes in accordance with this SECTION 2.2, the "CLOSING DATE BALANCE SHEET"). The Closing Date Balance Sheet will be prepared in accordance with GAAP using the same accounting principles, procedures, policies and methods that were employed in preparing the Interim Balance Sheet. Based on the Closing Date Balance Sheet and this SECTION 2.2, Purchaser shall prepare a certificate setting forth a calculation of the Working Capital of the Business as of the Closing Date (the "CLOSING WORKING CAPITAL"), and the Indebtedness of the Business as of the Closing Date (the "CLOSING INDEBTEDNESS" and, together with Closing Working Capital, the "CLOSING AMOUNTS"), which calculations shall each be prepared in the same manner as the calculation of the Working Capital and of the Indebtedness of the Business as of December 31, 2003 were prepared as set forth on SCHEDULE 2.2(e).

     (b) During the preparation of the Closing Date Balance Sheet and the calculation of the Closing Amounts, and the period of any dispute within the contemplation of this SECTION 2.2, (i) Vulcan shall: (x) provide Purchaser and Purchaser's representatives with reasonable access to the former employees of the Business who are not Transferred Business Employees; and (y) cooperate fully with Purchaser and Purchaser's representatives, including by providing on a timely basis all information reasonably necessary or useful in the preparation of the Closing Date Balance Sheet and the calculation of the Closing Amounts not in the possession of Purchaser or its representatives; and (ii) Purchaser shall cooperate fully with Vulcan and Vulcan's representatives, including by providing on a timely basis all information reasonably necessary or useful in Vulcan's review of the Closing Date Balance Sheet and the calculation of the Closing Amounts.

     (c) After receipt of the Closing Date Balance Sheet and the calculation of the Closing Amounts, Vulcan shall have thirty (30) calendar days to review the calculation of the Closing Amounts. Vulcan and its representatives shall have reasonable access to all relevant books, records and employees of Purchaser to the extent reasonably required to complete their review of the Closing Date Balance Sheet and the calculation of the Closing Amounts. Vulcan may dispute items reflected in the Closing Date Balance Sheet and the calculation of the Closing Amounts only on the basis that such amounts (i) were not determined in conformity with GAAP using the same accounting principles, procedures, policies and methods that were employed in preparing the Interim Balance Sheet, (ii) contain arithmetic error or (iii) include assets or liabilities not constituting Purchased Assets or Assumed Liabilities. Except to the extent Vulcan delivers written notice to Purchaser on or prior to the thirtieth (30th) calendar day after Vulcan's receipt of the Closing Date Balance Sheet and the calculation of the Closing Amounts, which notice specifies in reasonable detail the amount, nature and basis of all disputed items, Vulcan shall be deemed to have accepted and agreed to the calculation of the Closing Amounts. If Vulcan so notifies Purchaser of its objection to the calculation of one or more Closing Amounts, Purchaser and Vulcan shall, within thirty (30) calendar days following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be set forth in writing and shall be final, binding and conclusive.

     (d) If, at the conclusion of the Resolution Period, there are still amounts remaining in dispute, then all such amounts shall be submitted to PricewaterhouseCoopers, or such other nationally recognized accounting firm that is not then the independent auditor for either party and is selected by mutual agreement of Vulcan and Purchaser (the "NEUTRAL AUDITORS"), within ten (10) calendar days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata as between Vulcan, on the one hand, and Purchaser, on the other hand, in proportion to the allocation of the dollar amount of the amounts remaining in dispute between Vulcan and Purchaser made by the Neutral Auditors such that the prevailing party pays the lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this SECTION 2.2 and the presentations by Vulcan and Purchaser, and not by independent review, only those issues still in dispute and only as to whether such amounts (i) were arrived at in conformity with GAAP using the same accounting principles, procedures, policies and methods that were employed in preparing the Interim Balance Sheet, (ii) contain arithmetic error or (iii) include assets or liabilities not constituting Purchased Assets or Assumed Liabilities. The Neutral Auditors' determination shall be made within thirty
(30) calendar days of their selection, shall be set forth in a written statement delivered to Vulcan and Purchaser and shall be final, binding and conclusive. The terms "FINAL CLOSING WORKING CAPITAL" and "FINAL INDEBTEDNESS" shall mean the definitive Closing Working Capital and Closing Indebtedness, in each case, as agreed to (or deemed to be agreed to) by Purchaser and Vulcan in accordance with the terms of SECTION 2.2(c) or resulting from the determinations made by the Neutral Auditors in accordance with this SECTION 2.2(d) (in addition to those items theretofore agreed to by Vulcan and Purchaser).

     (e) The Cash Consideration shall be (i) increased dollar for dollar to the extent that Final Closing Working Capital exceeds Seventy-Five Million Dollars ($75,000,000), (ii) increased dollar for dollar to the extent that the Closing Date Debt Payment Amount is less than

Twenty-Nine Million Dollars ($29,000,000) less the Final Indebtedness, (iii) decreased dollar for dollar to the extent that Final Closing Working Capital is less than Seventy-Five Million Dollars ($75,000,000) and (iv) decreased dollar for dollar to the extent that Closing Date Debt Payment Amount exceeds Twenty-Nine Million Dollars ($29,000,000) less the Final Indebtedness. Any adjustments to the Cash Consideration made pursuant to this SECTION 2.2(e) shall bear interest from the Closing Date through the date of payment at the fluctuating interest rate that is equal to the rate of interest from time to time announced in THE WALL STREET JOURNAL under the heading caption "Money Rates" as the "prime rate." Any adjustments to the Cash Consideration made pursuant to this SECTION 2.2(e) shall be paid by wire transfer of immediately available funds to the account specified by Vulcan, if Vulcan is owed payment, or to the account specified by Purchaser, if Purchaser is owed payment, within five (5) Business Days after the Final Closing Working Capital and Final Indebtedness is agreed to by Purchaser and Vulcan or any remaining disputed items are ultimately determined by the Neutral Auditors.

     Section 2.3. ALLOCATION OF PURCHASE PRICE. Vulcan and Purchaser agree to cooperate in good faith to determine a reasonable allocation of the Cash Consideration and the Assumed Liabilities (collectively, the "PURCHASE PRICE"), as finally determined pursuant to SECTIONS 2.1 and 2.2, in accordance with section 1060 of the Code and the Treasury Regulations thereunder. On or prior to the date ninety (90) calendar days after the Closing Date, Purchaser shall provide to Vulcan Purchaser's proposed allocation of the Purchase Price as finally determined by Purchaser hereunder. Within thirty (30) calendar days after the receipt of such allocation, Vulcan shall propose to Purchaser any changes to such allocation or otherwise shall be deemed to have agreed with such allocation. Vulcan and Purchaser shall cooperate (and shall cause their respective Affiliates to cooperate) in good faith to mutually agree to such allocation and shall reduce such agreement to writing, including jointly and properly executing a completed Internal Revenue Service Form 8594, and any other forms or statements required by the Code, Treasury Regulations or the Internal Revenue Service, together with any and all attachments required to be filed therewith. Vulcan and Purchaser shall file timely any such forms and statements with the Internal Revenue Service. In the event that Vulcan proposes changes to the allocation within the thirty (30) calendar day period described above and the parties have not agreed to the allocation of the Purchase Price within sixty
(60) calendar days after Vulcan's receipt of Purchaser's proposed allocation, any disputed items shall be resolved by the Neutral Auditors. The determination of the Neutral Auditors shall be final and binding upon both parties, and Purchaser and Vulcan shall each bear fifty percent (50%) of the costs, fees and expenses of the Neutral Auditors relating to the allocation. The allocation of the Purchase Price shall be revised to take into account subsequent adjustments to the Purchase Price, including any adjustments pursuant to SECTION 2.2 and any additional consideration owed pursuant to SECTION 2.4, in the manner provided by section 1060 of the Code and the Treasury Regulations thereunder. Vulcan and Purchaser shall not file (and shall cause their respective Affiliates not to file) any tax return or other documents or otherwise take any position with respect to taxes which is inconsistent with such allocation of the final Purchase Price; PROVIDED, HOWEVER, that neither Vulcan nor Purchaser (nor their respective Affiliates) shall be obligated to litigate any challenge to such allocation of the final Purchase Price by any Governmental Body. Vulcan and Purchaser shall promptly inform one another of any challenge by any Governmental Body to any allocation made pursuant to this SECTION 2.3 and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

     Section 2.4. ADDITIONAL CONSIDERATION. As additional consideration for the purchase of the Purchased Assets, Purchaser shall make the following contingent payments (singly or collectively, the "CONTINGENT PAYMENTS") to Vulcan to the extent such Contingent Payments are owed to Vulcan pursuant to SCHEDULE 2.4(a) or 2.4(b):

     (a) For each of the first five (5) successive twelve (12) month periods commencing on the first day of the month following the Closing Date (an "ECU YEAR"), Purchaser shall pay Vulcan an amount equal to any ECU annual contingent payment (the "ECU CONTINGENT PAYMENT") that would be due to Vulcan pursuant to
SCHEDULE 2.4(a) for that ECU Year; PROVIDED, HOWEVER, that the maximum aggregate amount of ECU Contingent Payments for all ECU Years shall not exceed One Hundred Fifty Million Dollars ($150,000,000). Any ECU Contingent Payment owed to Vulcan for a given ECU Year shall be paid by Purchaser within ninety (90) calendar days after the end of that ECU Year.

     (b) Subject always to the adjustment and recapture provisions of Section 5 (Enterprise Incentives) in the underlying contract with Honeywell, for each calendar year commencing on or after January 1, 2005 (a "5CP YEAR"), Purchaser shall pay Vulcan an amount equal to any 5CP annual contingent payment (the "5CP CONTINGENT PAYMENT") that would be due to Vulcan pursuant to SCHEDULE 2.4(b) for that 5CP Year; PROVIDED, HOWEVER, that (a) if the Closing Date occurs after January 1, 2005, the first 5CP Year shall be for the period from the Closing Date until December 31, 2005 and (b) no 5CP Contingent Payment shall accrue for any year commencing on or after January 1, 2013. Any 5CP Contingent Payment owed to Vulcan for a given 5CP Year shall be paid by March 31 of the following year.

     (c) Concurrently with Purchaser's payment of any Contingent Payments,Purchaser shall send or cause to be sent to Vulcan a statement, certified by the chief financial officer of Purchaser, setting forth in reasonable detail Purchaser's calculation of the applicable Contingent Payments. If no ECU Contingent Payment is owed for any ECU Year that commences on or before the fifth (5th) anniversary of the Closing Date, within ninety (90) calendar days after the end of that ECU Year, Purchaser shall send or cause to be sent to Vulcan a statement, certified by the chief financial officer of Purchaser, setting forth in reasonable detail Purchaser's calculation of the lack of any ECU Contingent Payment owed to Vulcan for that ECU Year. If no 5CP Contingent Payment is owed for any 5CP Year that commences before January 1, 2013, within ninety (90) calendar days after the end of that 5CP Year, Purchaser shall send or cause to be sent to Vulcan a statement, certified by the chief financial officer of Purchaser, setting forth in reasonable detail Purchaser's calculation of the lack of any 5CP Contingent Payment owed to Vulcan for that 5CP Year. (Each of the aforementioned certified statements mentioned in this SECTION 2.4(c) is referred to as an "EARNOUT STATEMENT.")

     (d) Within thirty (30) calendar days after Vulcan's receipt of an Earnout Statement, Vulcan shall have the right to request and receive from Purchaser access (on a confidential basis) to the books, records, facilities and employees of Purchaser or Parent reasonably necessary to verify the amount of the Contingent Payments (or the absence thereof) and the accuracy of that Earnout Statement.

     (e) If Vulcan disagrees with the calculation of the Earnout Statement, then Vulcan shall notify Purchaser in writing of such disagreement within thirty
(30) calendar days
after Vulcan's receipt of all information requested pursuant to SECTION 2.4(d). Except to the extent Vulcan delivers written notice to Purchaser within the period specified in the preceding sentence, which notice specifies in reasonable detail the amount, nature and basis of all disputed items, Vulcan shall be deemed to have accepted and agreed to the calculation of the applicable Earnout Statement. If Vulcan so notifies Purchaser of its objection to the calculation of the Earnout Statement, Purchaser and Vulcan shall, within thirty (30) calendar days following such notice, attempt to resolve their differences and any resolution by them as to any disputed amounts shall be set forth in writing and shall be final, binding and conclusive. If Purchaser and Vulcan are unable to resolve all such disagreements within thirty (30) calendar days after delivery to Vulcan of written notice of such disagreement by Purchaser, then Purchaser and Vulcan jointly shall select an arbitrator from one of the internationally recognized, large accounting firms that is not the independent auditor for either Purchaser or Vulcan and that has not had any material engagement with either Purchaser or Vulcan during the preceding three (3) years (which shall be the Neutral Auditors unless the parties otherwise agree or the Neutral Auditors no longer meet the foregoing requirements) (the "ACCOUNTING ARBITRATOR"). Upon the execution by the Accounting Arbitrator of a confidentiality agreement in form and substance satisfactory to Purchaser, Vulcan and Purchaser shall submit in writing their respective positions to the Accounting Arbitrator. The Accounting Arbitrator shall only consider those items and amounts as to which Purchaser and Vulcan have disagreed within the time periods and on the terms specified above and shall resolve the matter in accordance with the terms and provisions hereof. The Accounting Arbitrator shall select as a resolution the position of either Purchaser or Vulcan for each item of disagreement (based solely on presentations and supporting materials provided by Vulcan and Purchaser and not pursuant to any independent review) and may not impose an alternative resolution. The Accounting Arbitrator shall deliver to Purchaser and Vulcan, as promptly as practicable and in any event within forty-five (45) calendar days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms hereof. Such report shall be final and binding upon the parties to the fullest extent permitted by applicable Law. The fees, expenses and costs of the Accounting Arbitrator shall be borne pro rata as between Vulcan, on the one hand, and Purchaser, on the other hand, in proportion to the allocation of the dollar amount of the amounts remaining in dispute between Vulcan and Purchaser made by the Accounting Auditors such that the prevailing party pays the lesser proportion of the fees and expenses. Within five (5) Business Days following the Accounting Arbitrator's final determination pursuant to this SECTION 2.4, the party owing the other party any money as a result of such determination, shall pay such money to the other party.

     Section 2.5. CONDEMNATION OF, OR MATERIAL DAMAGE TO, GEISMAR ASSETS. (a) If, prior to the Closing, the Geismar, Louisiana plant is condemned or there is any destruction of, or damage to, all or any part of the Geismar, Louisiana plant, which condemnation, destruction or damage could reasonably be expected to have a material adverse effect on production (or the costs of production) from such plant following the Closing (a "CASUALTY EVENT"), then Purchaser may determine to terminate this Agreement by providing written notice of such termination to Vulcan within ten (10) business days of notice from Vulcan to Purchaser as provided in SECTION 2.5(b) unless Vulcan shall have given Purchaser written notice prior to, or within ten (10) business days following, such termination notice of its election to repair, rebuild, restore or replace such assets as provided below.

     (b) Vulcan shall give Purchaser prompt written notice of any Casualty Event (such notice, a "CASUALTY NOTICE") indicating the asset or assets which suffered a Casualty Event, and the net book value of each such asset, accompanied by copies of all insurance related thereto, any deductibles or retention applicable thereto, any defenses threatened or asserted by the insurer and known to Vulcan, all information relevant to the cost of repair, reconstruction, restoration or replacement, and any other information reasonably requested by Purchaser.

     (c) Subject to SECTION 2.5(a), in the event of a Casualty Event, Vulcan may, by notice to Purchaser, elect to repair, rebuild, restore or replace the affected assets, and, upon any such election, Vulcan shall promptly undertake to repair, rebuild, restore or replace such assets to a condition substantially comparable to that existing prior to the event causing such destruction or damage; PROVIDED, HOWEVER, that Vulcan shall only be permitted to give Purchaser notice pursuant to this SECTION 2.5(c) if an independent engineer reasonably acceptable to Purchaser notifies Purchaser and Vulcan that such engineer reasonably believes that the repair, rebuilding, restoration or replacement of such asset, as applicable, can be completed before the later of (i) the Termination Date and (ii) one-hundred eighty (180) calendar days after the date of such election.

                                   ARTICLE III

                                   THE CLOSING

     Section 3.1. CLOSING DATE. Except as hereinafter provided, the closing of the transactions contemplated hereunder (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, on the third (3rd) Business Day following the date on which the last of the conditions set forth in ARTICLES VIII and IX have been satisfied (other than those conditions that by their terms cannot be satisfied until the Closing Date, but subject to satisfaction or waiver of such conditions) or, in the case of ARTICLE VIII, waived by Purchaser, or, in the case of ARTICLE IX, waived by Vulcan, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and Vulcan. The date of the Closing is referred to herein as the "CLOSING DATE" and the Closing shall be effective as of 12:01 a.m. Eastern Time on the Closing Date (the "EFFECTIVE TIME").

     Section 3.2. DELIVERIES BY VULCAN TO PURCHASER. At the Closing, Vulcan shall deliver, or shall cause to be delivered, to Purchaser the following:

     (a) one or more bills of sale, in substantially the form set forth on EXHIBIT C, transferring to Purchaser all of the tangible Purchased Assets, duly executed by Sellers;

     (b) with respect to the Owned Real Property, special warranty deeds in substantially the forms set forth on EXHIBIT D-1 (KANSAS), D-2 (TEXAS) and D-3 (WISCONSIN) and a Form of Full Cash Sale in substantially the form set forth on EXHIBIT D-4;

     (c) duly executed instruments of assignment and assumption of the Real Property Leases then in effect, in substantially the form set forth on EXHIBIT E (subject to receipt of any necessary consents in connection with the assignment of such leases);

     (d) the certificates referred to in SECTION 8.6 signed on behalf of Sellers by the Chief Executive Officer, President, Chief Financial Officer or any Vice President of Vulcan;

     (e) a duly executed instrument of assignment and assumption of the Business Contracts then in effect and the other Assumed Liabilities, in substantially the form set forth on EXHIBIT F (subject to receipt of any necessary consents in connection with the assignment of such Business Contracts);

     (f) the Transition Services Agreement, in substantially the form set forth on EXHIBIT G, duly executed on behalf of Sellers;

     (g) one or more assignments of trademarks, substantially in the form of EXHIBIT H, duly executed on behalf of Sellers;

     (h) one or more assignments of patents, substantially in the form of
EXHIBIT I, duly executed on behalf of Sellers;

     (i) certification of any appropriate officer of Sellers, under penalty of perjury, declaring, to the best of such officer's knowledge and belief, Sellers' United States taxpayer identification number and that the applicable Seller is not a foreign person, pursuant to Section 1445(b)(2) of the Code, as well as any other clearance certificates or similar documents that are required by any state, local or other Governmental Body in order to relieve Purchaser of any obligation to withhold or escrow any portion of the Purchase Price; and

     (j) such other instruments of transfer as are reasonably necessary to transfer the Purchased Assets to the Purchaser and that do not alter or expand the rights or obligations of the parties set forth hereunder.

     Section 3.3. DELIVERIES BY PURCHASER TO VULCAN. At the Closing, Petroleum shall deliver to Vulcan the duly executed Petroleum Guarantee, and Purchaser shall deliver, or shall cause to be delivered, to Vulcan the following:

     (a) the Cash Consideration in the amount and manner provided in SECTION
2.1;

     (b) duly executed instruments of assignment and assumption of the Real Property Leases then in effect, in substantially the form set forth on EXHIBIT E (subject to receipt of any necessary consents in connection with the assignment of such leases);

     (c) a duly executed instrument of assignment and assumption of the Business Contracts then in effect and the other Assumed Liabilities, in substantially the form set forth on EXHIBIT F (subject to receipt of any necessary consents in connection with the assignment of such Business Contracts);

     (d) the certificate referred to in SECTION 9.5 signed by the Chief Executive Officer, President, Chief Financial Officer or any Vice President of Purchaser;

     (e) the Transition Services Agreement, in substantially the form set forth on EXHIBIT G, duly executed on behalf of Purchaser; and

     (f) such other instruments of assignment and assumption as are reasonably necessary to effect the assignment of the Assumed Liabilities to the Purchaser and that do not alter or expand the rights or obligations of the parties set forth hereunder.

     Section 3.4. PROCEEDINGS AT CLOSING. All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously as of the Effective Time, and, except as permitted hereunder, no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VULCAN

     Vulcan hereby represents and warrants to Purchaser that, except as set forth in a correspondingly enumerated section of the Disclosure Schedule dated as of the date hereof and delivered by Vulcan to Purchaser prior to the execution and delivery hereof (the "SELLER DISCLOSURE SCHEDULE"):

     Section 4.1. ORGANIZATION AND GOOD STANDING. Vulcan is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, the JV is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on, in all material respects, the Business as it is now being conducted. Vulcan and the JV are each duly qualified, authorized or licensed to conduct its business as a corporation or limited liability company, respectively, under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, authorization or license, except where the failure to be so qualified, authorized or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Business.

     Section 4.2. AUTHORIZATION OF AGREEMENT. Each of Vulcan and the JV has all requisite corporate or company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated hereby to be executed by Vulcan or the JV in connection with the consummation of the transactions contemplated hereby and thereby (all such other agreements, documents, instruments and certificates required to be executed by Vulcan and/or the JV being hereinafter referred to, collectively, as the "SELLER DOCUMENTS"), and to perform (or cause to be performed) fully its obligations hereunder and thereunder. The execution, delivery and performance by Vulcan and the JV hereof of each of the Seller Documents has been duly authorized by all necessary corporate or company action on the part of Vulcan or the JV, as the case may be. This Agreement has been, and each of the Seller Documents will be, on or prior to the Closing Date, duly executed and delivered by Vulcan and the JV and (assuming the due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Vulcan and/or the JV, as the case may be, enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles of general applicability.

     Section 4.3. CONFLICTS; CONSENTS OF THIRD PARTIES. None of the execution and delivery by Vulcan and the JV hereof and of the Seller Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Vulcan or the JV with any of the provisions hereof or thereof will (a) result in the breach of any provision of its Restated Certificate of Incorporation or By-Laws or its certificate of formation or other organizational documents; (b) violate, result in the breach or termination of, or constitute (with or without notice or lapse of time or both) a default or give rise to any right of consent, cancellation, termination or acceleration or right to increase the obligations or otherwise modify the terms under any Contract to which Vulcan or the JV is a party; (c) constitute a violation of any Law applicable to Vulcan or the JV; or
(d) result in the creation or imposition of any Lien (other than any Lien in favor of Purchaser and Permitted Exceptions) upon any of the Purchased Assets except, in the case of (b), (c) and (d) as, individually or in the aggregate, would not have a Material Adverse Effect on the Business. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Vulcan or the JV in connection with the execution and delivery hereof or of the Seller Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Vulcan or the JV with any of the provisions hereof or thereof, except (i) for such consents, waivers, approvals, Orders, Permits or authorizations of, or declarations or filings with, or notifications to, any Person or Governmental Body the failure to receive or make, individually or in the aggregate, would not be material and (ii) for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT") or of competition or similar laws of other applicable jurisdictions.

     Section 4.4. FINANCIAL STATEMENTS. Vulcan has made available to Purchaser true and correct copies of (i) the unaudited balance sheet of the Business as of December 31, 2003, 2002 and 2001 (the "YEAR END BALANCE SHEETS") and the related unaudited statements of income for the fiscal years ended as of December 31, 2003 and 2002 (collectively with the Year End Balance Sheets, the "FULL YEAR FINANCIAL STATEMENTS"), (ii) the unaudited balance sheet of the Business as of July 31, 2004 (the "INTERIM BALANCE SHEET") and the related unaudited statements of income for the seven (7)-months ended July 31, 2004 (collectively with the Interim Balance Sheet, the "INTERIM FINANCIAL STATEMENTS") and (iii) the audited balance sheet for the year ended as of December 31, 2003 for the JV, and the related audited statements of income and cash flows for the year ended as of December 31, 2003 (the "JOINT VENTURE FINANCIAL STATEMENTS"). The Full Year Financial Statements, the Joint Venture Financial Statements and the Interim Financial Statements have been prepared by Vulcan in accordance with GAAP and present fairly, in all material respects, as applicable, the financial position and results of operations of the Business at the dates and for the periods indicated, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of footnotes.

     Section 4.5. NO UNDISCLOSED LIABILITIES. Neither Vulcan nor the JV had, as of July 31, 2004, any material indebtedness, obligations or liabilities primarily relating to the Business that were required in accordance with GAAP consistently applied by Vulcan to be reflected, reserved against or otherwise disclosed on the Interim Balance Sheet that were not so reflected, reserved against or otherwise disclosed. Since July 31, 2004, neither Vulcan nor the JV has incurred any indebtedness, obligations or liabilities primarily relating to the Business that would have been required to be reflected, reserved against or otherwise disclosed on the Interim Balance Sheet had such liabilities existed as of July 31, 2004, other than (a) those incurred in the ordinary course of business consistent with past practice, (b) those otherwise disclosed herein or in the Seller Disclosure Schedule, or (c) to the extent paid or extinguished prior to the Effective Time or reflected in the calculation of Closing Working Capital.

     Section 4.6. ABSENCE OF CERTAIN DEVELOPMENTS. Since July 31, 2004:


     (a) the Business has been conducted in all material respects in the ordinary course consistent with past practice;

     (b) there has not occurred any Material Adverse Effect;

     (c) Vulcan has not made any change in the accounting practices or policies applied in the preparation of financial statements of the Business, except as required by GAAP; and

     (d) there has been no destruction of, damage to or condemnation of any owned tangible assets constituting Purchased Assets causing an aggregate diminution in value (after any repair, rebuilding, restoration or replacement of such assets by Vulcan) of such assets exceeding Two Million Dollars ($2,000,000) (other than any such diminution in value reflected on the Closing Date Balance Sheet, ordinary wear and tear consistent with past practice and any amount to be paid to Purchaser pursuant to SECTION 1.1(d)).

     Section 4.7. TAXES.


     (a) All Tax Returns required to be filed by or with respect to the Business or the Purchased Assets for any period ending on or before the Closing Date have been or will be timely filed (taking into account any extensions validly obtained) and all such Tax Returns are complete and accurate in all material respects. All Tax liabilities related to such Tax Returns have been properly accrued on a basis consistent with such Tax Returns.

     (b) None of the Purchased Assets is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax, and all Taxes due and owing by Vulcan or the JV (whether or not shown on any Tax Return) with respect to the Purchased Assets have been or will be timely paid, other than such failures to pay such Taxes as would not result in a Lien upon the Purchased Assets or in Purchaser becoming liable or responsible therefor.

     (c) There is no action, suit, investigation, audit, claim or assessment pending or threatened in writing with respect to Taxes in respect of the Business or the Purchased Assets.

     (d) Except for the assets held by the JV, none of the Purchased Assets is held in an arrangement that could be classified as a partnership for Tax purposes.

     (e) There is no pending written claim made by a Governmental Body in a jurisdiction in which Vulcan or the JV does not file Tax Returns with respect to the Purchased

Assets or the Business that it is or may be required to file a Tax Return in that jurisdiction with respect to the Purchased Assets or the Business.

     (f) None of the Purchased Assets is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

          Section 4.8. REAL PROPERTY.

     (a) Vulcan or the JV has good and marketable title to the Owned Real Property and valid leasehold interests in all Leased Real Properties, in each case free and clear of all Liens except Permitted Exceptions. All buildings, structures, fixtures and improvements located on the Owned Real Property or included in the Purchased Assets, including those under construction, are in compliance with applicable Laws in all material respects, including those pertaining to zoning, building and the disabled, and have been maintained in a condition that is consistent with Vulcan's and the JV's normal maintenance and operation policies and practices generally.

     (b) None of the Owned Real Property is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such Purchased Property or any part thereof, except for the Permitted Exceptions.

     (c) Each Real Property Lease is in full force and effect, and is a valid and binding obligation of Vulcan or the JV enforceable against it in accordance with its terms, subject to lease terminations in the ordinary course and the other provisions thereof in accordance with the terms of the applicable Real Property Lease. There is no material default under any such Real Property Lease by Vulcan or the JV or, to the Knowledge of Vulcan or the JV, by any other party thereto. No event has occurred that, with the lapse of time or the giving of notice, or both, would (i) constitute a material default by Vulcan or the JV under any such Real Property Lease or (ii) to the Knowledge of Vulcan or the JV, give rise to a right to terminate or modify any such Real Property Lease by the other party thereto, subject to lease terminations in the ordinary course in accordance with the terms of the applicable Real Property Lease.

     Section 4.9. TANGIBLE PERSONAL PROPERTY; PERSONAL PROPERTY LEASES.


     (a) Vulcan or the JV has good title to each item of tangible personal property that constitutes a Purchased Asset, free and clear of all Liens except for Permitted Exceptions, other than personal property subject to a lease. Each item of tangible personal property that constitutes a Purchased Asset has been maintained in a condition that is consistent with Vulcan's or the JV's normal maintenance and operation policies and practices generally.

     (b) Except as would not materially interfere with the continued operation of the Business, each Personal Property Lease is in full force and effect and is a valid and binding obligation of Vulcan or the JV enforceable against it in accordance with its terms, subject to lease terminations in the ordinary course in accordance with the terms of the applicable Personal Property Lease. There is no material default under any Personal Property Lease by Vulcan or the JV or, to the Knowledge of Vulcan or the JV, by any other party thereto. No event has occurred that, with the lapse of time or the giving of notice or both, would (i) constitute a material default by Vulcan or the JV under any such Personal Property Lease or (ii) give rise to a right to terminate or modify any such Personal Property Lease by the other party thereto, subject to lease terminations in the ordinary course in accordance with the terms of the applicable Personal Property Lease.

     Section 4.10. INTELLECTUAL PROPERTY.

     (a) SECTION 4.10(a) of the Seller Disclosure Schedule contains a true and correct list of the following categories of Purchased Intellectual Property: (i) Patents; (ii) trademark and service mark registrations and applications and material unregistered Trademarks; (iii) registered Internet domain names; (iv) Outgoing IP Licenses relating to Purchased Intellectual Property, Patents or registered trademarks and service marks; (v) Incoming IP Licenses of Purchased Intellectual Property; and (vi) Health Studies.

     (b) (i) Vulcan or the JV is the owner of the Purchased Intellectual Property (other than that used under Incoming IP Licenses) and has all right, title and interest in and to such Purchased Intellectual Property free and clear of any Liens other than Permitted Exceptions; (ii) other than Purchased Intellectual Property owned by Vulcan or the JV, Vulcan or the JV has an agreement or license for the use of such Purchased Intellectual Property and each such agreement or license is valid and enforceable against Vulcan or the JV and, to the Knowledge of Vulcan and the JV, the licensor, in accordance with its terms, and neither Vulcan, the JV nor, to the Knowledge of Vulcan and the JV, the licensor is in default under or in breach of any such license or agreement and no right to terminate or modify any such agreement or license has arisen in favor of Vulcan or the JV or any other party (other than as a result of any expiration of such agreements or licenses in accordance with their ordinary terms after the date hereof); and (iii) the consummation of the transactions contemplated hereby and by the Seller Documents will not result in the loss or impairment of any of the rights of any of the Business in any of the Purchased Intellectual Property assuming the receipt of any consents under the Incoming IP Licenses required in connection with the transactions contemplated hereby.

     (c) None of the Purchased Intellectual Property owned by Vulcan or the JV is the subject of any pending or, to the Knowledge of Vulcan or the JV, threatened, opposition, interference or cancellation proceeding before any registration authority in any jurisdiction in which the operations of the Business are conducted, and no applications for such Purchased Intellectual Property have been abandoned or withdrawn, and no issued registrations for such Purchased Intellectual Property have been cancelled or expired.

     (d) (i) Neither Vulcan nor the JV has given any notice of infringement to any third party with respect to any of the Purchased Intellectual Property within the last twelve (12) months, and no claim or controversy with respect to any such alleged infringement currently exists; (ii) to the Knowledge of Vulcan or the JV, the use of the Purchased Intellectual Property and the manufacture, use or sale of Vulcan's or the JV's products by Vulcan or the JV, as the case may be, does not infringe upon any Intellectual Property of any Person and no claims of infringement of third-party Intellectual Property have been asserted by any Person against Vulcan or the JV with respect to their use of the Purchased Intellectual Property, or challenging or questioning the validity or effectiveness of any license or agreement relating thereto; and (iii) Vulcan, the JV and their respective Affiliates have not received any notice of claim that any of the Purchased Intellectual Property is not valid or enforceable, in each of
(i), (ii) and (iii), except as would not reasonably be expected to have a Material Adverse Effect on the Business.

     Section 4.11. CONTRACTS. SECTION 4.11 of the Seller Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all Material Business Contracts. True, complete and correct (except with respect to provisions thereof that have been redacted by Vulcan for purposes of complying with applicable competition laws) copies of such Material Business Contracts have been delivered to Purchaser prior to the date hereof. "MATERIAL BUSINESS CONTRACTS" shall mean all: (a) Contracts relating to the acquisition or disposition of any assets of or by the Business not made in the ordinary course of business, and any Contracts providing for any merger, acquisition or other business combination involving the Business, to the extent that such Contract provides for continuing obligations by Vulcan or the JV or the other party thereto; (b) Contracts providing for the purchase of electricity, raw materials, supplies, services, merchandise or equipment for use in the Business that are not capable of being fully performed or not terminable without penalty within a period of sixty (60) calendar days and involving annual payments in excess of One Million Dollars ($1,000,000); (c) Contracts providing for the sale of products by the Business and involving annual payments to the Business in excess of One Million Dollars ($1,000,000); (d) Personal Property Leases; (e) collective bargaining agreements or other Contracts with respect to the employment of union or represented Business Employees; (f) Contracts for research and development collaboration; (g) Incoming IP Licenses of Material Intellectual Property and Outgoing IP Licenses of Material Intellectual Property that are not capable of being fully performed or not terminable without penalty within a period of sixty (60) calendar days and involving annual payments in excess of One Million Dollars ($1,000,000); (h) non-competition or exclusive dealing agreements, or any other agreement or obligation which purports to limit or restrict in any respect (A) the ability of Vulcan, the JV or the Business to solicit customers for or use vendors in connection with the Business (other than any one hundred percent requirement contracts involving payments by the Business of less than One Million Dollars ($1,000,000) and not binding on Purchaser (other than with respect to the Business) following the Effective Time); or (B) the manner in which, or the localities in which, all or any portion of the Business or other business is conducted; (i) Contracts providing for the indemnification by Vulcan or the JV of any Person in connection with the Business, other than customary agreements with directors or officers of Vulcan or the JV or with vendors or suppliers providing goods or services to Vulcan or the JV where the potential indemnity obligations thereunder are not reasonably expected to be material to the Business; (j) joint venture, partnership, limited liability or similar agreements; (k) Real Property Leases; (l) Contracts relating to any indebtedness for borrowed money, guaranty, surety, line of credit or other loan or financing arrangement involving annual payments in excess of One Million Dollars ($1,000,000); (m) Contracts providing for capital expenditures in excess of One Million Dollars ($1,000,000) on an annual basis;
(n) Contracts providing for the disposal of Hazardous Materials; and (o) Contracts providing for the transportation of products of the Business that are not capable of being fully performed or not terminable without penalty within a period of sixty (60) calendar days and involving annual payments in excess of One Million Dollars ($1,000,000); (p) distributorship Contracts relating to the Business that are not capable of being fully performed or not terminable without penalty within a period of sixty (60) calendar days and involving annual payments in excess of One Million Dollars ($1,000,000); (q) employment or consulting Contracts relating to the Business and involving payments in excess of One Hundred Thousand Dollars ($100,000); (r) Contracts to which a Governmental Body is a party regardless of value; and (s) the Pipeline Agreements and other Contracts granting an interest in real property to Vulcan or the JV or otherwise for use in the Business. No right to terminate or modify any Business Contract has arisen in favor of Vulcan or the JV and, to the Knowledge of Vulcan or the JV, in favor of any other party thereto (other than any expiration of Business Contracts in accordance with their ordinary terms after the date hereof). As of the date hereof, there has been no claim of force majeure or of excusable delay or nonperformance under any Business Contract, and as of the date hereof there is no event that could reasonably be expected to give rise to a claim of force majeure or of excusable delay or nonperformance by Vulcan or the JV or, to the Knowledge of Vulcan or the JV, by any other party to any Business Contract. Vulcan or the JV, as the case may be, has performed in all material respects all of the obligations required to be performed by it to date, and is not in default under, any of the Business Contracts, and, to the Knowledge of Vulcan or the JV, no other party to one of the Material Business Contracts is in material default thereunder. Each Business Contract is in full force and effect and constitutes the legal, valid and binding obligation of Vulcan or the JV, enforceable against Vulcan or the JV, respectively, in accordance with its terms in all material respects (other than as a result of any expiration of Business Contracts in accordance with their ordinary terms after the date hereof).

     Section 4.12. EMPLOYEE BENEFITS.

     (a) SECTION 4.12(a) of the Seller Disclosure Schedule sets forth a true and correct list of all employee benefit and compensation plans, programs or policies maintained, sponsored or contributed to by Vulcan or the JV or any of their respective Affiliates for the benefit of the Business Employees (collectively, the "EMPLOYEE BENEFIT PLANS").

     (b) With respect to Employee Benefit Plans that are applicable to union or represented Business Employees or that provide for severance pay to any Business Employee, true and correct copies of the most recent plan documents, plan summaries, IRS determination letters (if applicable) and other material descriptive documents have been delivered or made available to Purchaser prior to the date hereof.

     (c) No Employee Benefit Plan is a multiemployer plan as defined in Code section 414(f) or ERISA Sections 3(37) or 4001(a)(3), and neither Vulcan nor the JV nor any of their respective Affiliates contributes to any multiemployer plan on behalf of any Business Employee.

     (d) Vulcan's 401(k) Plans have been maintained, contributed to and administered in compliance in all material respects with its terms and applicable Law, including ERISA and the Code.

     Section 4.13. LABOR AND EMPLOYMENT MATTERS.

     (a) Set forth in SECTION 4.13(a) of the Seller Disclosure Schedule is a true and correct list of each labor or collective bargaining agreement (including contract extensions), and any related side agreements or memoranda of understanding, arbitration decisions or opinions, and findings or opinions of the United States National Labor Relations Board to which Vulcan or the JV or any of their respective Affiliates is a party that pertains to Business Employees. True and correct copies of each of the labor or collective bargaining agreements most recently entered into prior to the date hereof, and any related side agreements or memoranda of understanding, arbitration decisions or opinions, and findings or opinions of the United States National Labor Relations Board have been delivered to Purchaser prior to the date hereof.

     (b) No labor organization representing any Business Employees or group of Business Employees has made, or, to the Knowledge of Vulcan or the JV, has threatened in writing to make, a pending demand against Vulcan or the JV or any of their respective Affiliates for recognition; and there are no representation proceedings or petitions seeking a representation proceeding presently pending against Vulcan or the JV or any of their respective Affiliates involving any Business Employees or, to the Knowledge of Vulcan or the JV, threatened to be brought or filed against Vulcan or the JV or any of their respective Affiliates relating to the Business or any Business Employee with the United States National Labor Relations Board.

     (c) There are no (i) strikes, work stoppages, slowdowns or lockouts pending, or to the Knowledge of Vulcan or the JV, threatened, involving Business Employees, or (ii) unfair labor practice charges or formal grievances or arbitrations pending or, to the Knowledge of Vulcan, threatened by or on behalf of any Business Employees.

     (d) As of the date hereof, with respect to Business Employees, there are no
(i) charges of discrimination before the Equal Employment Opportunity Commission or any other Governmental Body; (ii) claims for unpaid wages or benefits, including overtime compensation, before the United States Department of Labor or any other Governmental Body; (iii) claims for workers' compensation or occupational disease benefits, (iv) claims for damages, wages, or other relief to or arising from employment, termination from employment or refusal to hire;
(iv) claims relating to an alleged failure to provide any leave or notice required by the Family and Medical Leave Act or any other Law; (v) investigations, citations or complaints by the Occupational Safety and Health Administration, and (vi) claims or conciliation agreements relating to any alleged failure to comply with Executive Order 11246 or Federal Contract Compliance with respect to Business Employees.

     Section 4.14. LITIGATION. As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of Vulcan or the JV as of the date hereof, threatened against Vulcan or the JV that challenges, or questions the validity of, this Agreement, any Seller Document or any action taken or to be taken by Vulcan or the JV or any of their respective Affiliates in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby. SECTION 4.14 of the Seller Disclosure Schedule sets forth a true and correct list of all pending or, to the Knowledge of Vulcan or the JV, threatened Legal Proceedings in which Vulcan or the JV is (or if such Legal Proceeding is threatened, may become) a party and that are material to the Business or that would materially impair the ability of Vulcan or the JV to comply with its obligations hereunder.

     Section 4.15. COMPLIANCE WITH OTHER LAWS; PERMITS.

     (a) The Business is being conducted in all material respects in compliance with all Laws and Orders (considered without regard to Environmental Laws, which are addressed in SECTION 4.16) applicable to Vulcan or the JV in the operation of the Business or the ownership or use of the Purchased Assets.

     (b) Vulcan and the JV hold all material Permits of all Governmental Bodies that by the nature of the operations of the Business or the ownership of the Purchased Assets are Permits required to conduct the operation and ownership thereof in the manner currently conducted, or to use such Purchased Assets in the manner currently utilized in the Business or as utilized at any time after January 1, 2003 (considered without regard to Environmental Permits, which are addressed in SECTION 4.16). Except as disclosed in the data room, all such Permits are in full force and effect and none of them have expired after the date hereof other than those that expire in the ordinary course of business and are thereafter renewed in the ordinary course of business consistent with past practice; and neither Vulcan nor the JV has received any written notice of any suspension, modification, revocation, cancellation or non-renewal, in whole or in part, of any of such Permits.

     Section 4.16. ENVIRONMENTAL MATTERS.

     (a) Set forth in SECTION 4.16 of the Seller Disclosure Schedule is a list of all Environmental Permits.

     (b) To the Knowledge of Vulcan or the JV, the Business, including the operation of the Purchased Assets, is in material compliance with all applicable Environmental Laws, Environmental Permits and Orders arising under Environmental Laws;

     (c) To the Knowledge of Vulcan or the JV, all material Environmental Permits required under Environmental Laws for operating the Business, including owning or operating the Purchased Assets, have been obtained and are currently in full force and effect and, to Vulcan's or the JV's Knowledge, there are no acts, conditions, circumstances or omissions that would limit or preclude it from renewing such Environmental Permits;

     (d) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither Vulcan nor the JV is subject to any pending or, to Vulcan's or the JV's Knowledge, threatened claims, demands, actions, hearings, suits, requests for information, investigations, inquiries or proceedings (including Legal Proceedings) under Environmental Laws and neither Vulcan nor the JV has received written notice of alleged violations under Environmental Laws with respect to the Business including the Purchased Assets;

     (e) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no Releases or, to Vulcan's or the JV's Knowledge, threatened Releases of Hazardous Materials on, under or from the Purchased Properties and there are no Environmental Remedial Actions required at the Purchased Properties;

     (f) Neither Vulcan nor the JV has received any Legal Proceeding or other written notice (including any pending or threatened claim, demand, action, hearing, suit, request for information, investigation or inquiry) asserting against it under any Environmental Law an alleged liability or obligation with respect to any Environmental Remedial Action at any real property offsite of the Purchased Properties and, to Vulcan's or the JV's Knowledge, there are no acts, conditions, circumstances or omissions that would reasonably be expected to result in the receipt of such written notice;

     (g) There has been no exposure of any person or property to Hazardous Materials in connection with the operation of the Business, including owning or operating the Purchased Assets, that would reasonably be expected to form the basis for a claim for damages or compensation in an amount exceeding Five Hundred Thousand Dollars ($500,000);

     (h) To the knowledge of Vulcan or the JV, set forth in SECTION 4.16(h) of the Seller Disclosure Schedule is a true and correct list of: (i) all environmental reports prepared by or on behalf of Vulcan or the JV during the two years prior to the date hereof as Phase I or Phase II environmental assessment reports (or similar type reports that summarize site investigatory or analytical testing activities), and (ii) all correspondence and notices received by Vulcan or the JV during the two years prior to the date hereof relating to material environmental, health or safety conditions or material compliance matters arising under Environmental Laws, in each case relating to the Business, including the Purchased Assets, and all such reports, correspondence, and notices have been made available to Purchaser; and

     (i) Set forth in SECTION 4.16(i) of the Seller Disclosure Schedule is a true and correct list of all Legal Proceedings (i) relating to or arising under any Environmental Law in connection with the Business or the Purchased Assets, or (ii) alleging illness, injury, or death due to exposure to products of the Business, including the Purchased Assets, or to Hazardous Materials, in each case that have not been finally determined or are non-appealable as of the Closing Date.

     Section 4.17. OWNERSHIP OF NECESSARY ASSETS AND RIGHTS. Except for (a) the Excluded Assets, (b) the identification numbers assigned to Vulcan or the JV or any of their respective Affiliates by any Governmental Body relating to environmental matters, (c) those assets and services to be provided pursuant to the terms of the Transition Services Agreement, (d) Business Contracts not assigned to Purchaser as a result of the failure to obtain any required consent in connection herewith, other than Business Contracts that are the subject of a Work-around, (e) Permits and Environmental Permits that cannot be transferred to Purchaser because transfer is not permitted by applicable Law, and (f) Business Employees who do not become Transferred Business Employees, the Purchased Assets to be transferred to Purchaser and the Assumed Liabilities to be assumed by Purchaser at the Closing comprise the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, necessary to the continued operation of the Business substantially as currently conducted.

     Section 4.18. CUSTOMERS AND SUPPLIERS. Set forth in SECTION 4.18 of the Seller Disclosure Schedule is a true and correct list of (a) the fifteen (15) largest customers of the Business, and (b) the fifteen (15) largest suppliers of the Business, in each case, for the year ended December 31, 2003. No customer or supplier that is not listed in SECTION 4.18 of the Seller Disclosure Schedule accounted for in excess of fifteen percent (15%) of the revenues or purchases of the Business for the year ended December 31, 2003.

     Section 4.19. BROKERS. Except for Merrill Lynch, Pierce, Fenner & Smith Inc., no Person has acted directly or indirectly as a broker, finder or financial advisor for Vulcan or the JV in connection with the negotiations relating to or the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment in respect thereof from Purchaser based in any way on any agreement, arrangement or understanding made by or on behalf of Vulcan or the JV. Vulcan is solely responsible for the fees and expenses of Merrill Lynch, Pierce, Fenner & Smith Inc. payable in connection with the transactions contemplated hereby.

     Section 4.20. RECEIVABLES. All of Vulcan's or the JV's receivables (including accounts receivable, loans receivable and advances) which have arisen in connection with the Business and which are reflected in the Full Year Financial Statements or the Interim Financial Statements, and all such receivables which have arisen since the Interim Financial Statements, have arisen only from bona fide transactions in the ordinary course of business. Neither Vulcan nor the JV has Knowledge as of the date hereof of any facts or circumstances generally that would result in any material increase in the uncollectability of such receivables as a class in excess of the reserves therefor set forth on the Full Year Financial Statements or the Interim Financial Statements.

     Section 4.21. INVENTORY. All Inventory is of a quality consistent with past practice in all material respects and does not include obsolete or discontinued items. The quantity of each item of Inventory (whether raw materials, work in process or finished goods) is not excessive but is reasonable in the present circumstances of Vulcan and the JV. No write-down in the Inventory has been made or should have been made pursuant to GAAP during the past two (2) years prior to the date hereof.

     Section 4.22. PUHCA; STATE UTILITY LAW. Neither Vulcan nor the JV is subject to regulation (a) as a "public utility" under the Federal Power Act; (b) as a "public-utility company," a "holding company," or a "subsidiary company" or "affiliate" of a "public-utility company" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder ("PUHCA"); or (c) under any state law or regulation with respect to the rates of electric utilities or the financial or organizational regulation of electric utilities.

     Section 4.23. BOOKS AND RECORDS. The books of account and other financial records of Vulcan or the JV that have been made available to Purchaser are complete and correct in all material respects and represent actual bona fide transactions and have been maintained in all material respects in accordance with customary business practices, including the maintenance of an adequate system of internal controls.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Sellers that:

     Section 5.1. ORGANIZATION AND GOOD STANDING. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 5.2. AUTHORIZATION OF AGREEMENT. Purchaser has all requisite company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated hereby or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates required to be executed by Purchaser being hereinafter referred to, collectively, as the "PURCHASER DOCUMENTS"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser hereof and by Purchaser of each Purchaser Document has been duly authorized by all necessary company action on the part of Purchaser. This Agreement has been, and each of the Purchaser Documents will be, on or prior to the Closing Date, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by Sellers) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles of general applicability.

     Section 5.3. CONFLICTS; CONSENTS OF THIRD PARTIES. None of the execution and delivery by Purchaser of the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Purchaser with any of the provisions hereof or thereof will (a) result in the breach of any provision of its certificate of formation or other organization documents; or
(b) constitute a violation of any Law applicable to Purchaser except, in the case of (b), as would not reasonably be expected to have a Material Adverse Effect on Purchaser. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery hereof or the Purchaser Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Purchaser with any of the provisions hereof or thereof, except (i) for such consents, waivers, approvals, Orders, Permits or authorizations of, or declarations or filings with, or notifications to, any Person or Governmental Body as to which the failure to receive or make any of the same, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser and (ii) for compliance with the applicable requirements of the HSR Act or of competition or similar laws of other applicable jurisdictions.

     Section 5.4. LITIGATION. As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of Purchaser as of the date hereof, threatened against Purchaser that challenges, or questions the validity of, this Agreement, the Purchaser Documents or any action taken or to be taken by Purchaser in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby. There are no pending or, to the Knowledge of Purchaser, threatened Legal Proceedings in which Purchaser is (or if such Legal Proceeding is threatened, may become) a party and that would materially impair the ability of Purchaser to comply with its obligations hereunder.

     Section 5.5. FINANCING. On the date hereof, Purchaser has sufficient cash resources available to pay the Cash Consideration on the Closing Date, and on the Closing Date, Purchaser will have sufficient immediately available cash to pay the Cash Consideration.

     Section 5.6. BROKERS. No Person has acted directly or indirectly as a broker, finder or financial advisor for Purchaser in connection with the negotiations relating to or the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment in respect thereof from Sellers based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.

                                   ARTICLE VI

                              COVENANTS OF SELLERS

     From and after the date hereof and until the Closing (except with respect to SECTIONS 6.4, 6.5, 6.7, 6.8, 6.9 and 6.11, which shall survive the Closing in accordance with their terms), Sellers hereby covenant and agree that:

     Section 6.1. ACCESS TO DOCUMENTS. Sellers shall afford to representatives of Purchaser reasonable access to (a) Sellers' respective employees, (b) appropriate members of Vulcan's and the JV's management (including senior management, if appropriate) and (c) subject to SECTION 7.7, third parties if consented to by Vulcan (such consent not to be unreasonably withheld), to answer Purchaser's questions concerning the business operations and affairs of the Business, corporate records, books of accounts, Business Contracts, financial statements, tax records, personnel records, insurance policies and all other documents primarily relating to the Business reasonably requested by Purchaser, and Sellers shall permit Purchaser and its representatives reasonable access to the Purchased Properties, in all cases to the extent permitted by applicable law; PROVIDED, that in each case, such access shall be given at reasonable times and upon reasonable notice and without undue interruption to Sellers' business or personnel. Notwithstanding the foregoing, nothing contained herein shall permit Purchaser to conduct any soil, groundwater or other intrusive sampling. All requests for access shall be made to such representatives of Sellers as Vulcan shall designate, who shall be solely responsible for coordinating all such requests and access thereunder. Vulcan shall provide prompt notice to Purchaser of any: (i) claim of force majeure or of excusable delay or nonperformance under any Business Contract after the date hereof by either Seller or by any other party to a Business Contract to the extent known to either Seller, or the occurrence of any event after the date hereof known to either Seller that could reasonably be expected by either Seller to give rise to a claim of force majeure or of excusable delay or nonperformance by either Seller or any other party to any Business Contract; and (ii) correspondence and notices received by either Seller after the date hereof relating to material environmental, health or safety conditions or material compliance matters arising under Environmental Laws, in each case relating to the Business, including the Purchased Assets, and Vulcan shall provide copies of the same to Purchaser.

     Section 6.2. CONDUCT OF BUSINESS. Until the Closing Date, Sellers shall, solely with respect to the operation of the Business (unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or except as otherwise provided herein or as disclosed on SCHEDULE 6.2):

     (a) operate in the ordinary course in all material respects consistent with past practice;

     (b) use its reasonable best efforts to (i) preserve its present material business operations, organization and goodwill, (ii) keep available the services of its present officers and key employees and (iii) preserve its present relationships with Persons having business dealings with it;

     (c) maintain its books, accounts and records in the ordinary course, on a basis consistent in all material respects with past practice;

     (d) except in the ordinary course of business, as required by Law or any contractual obligation or other understanding or arrangement set forth on
SCHEDULE 6.2, or as contemplated in SECTION 10.1, not (i) increase the rate of compensation payable or to become payable to any Business Employees, (ii) increase materially any benefit level provided under any of the Employee Benefit Plans, or (iii) enter into or amend any employment, severance or similar or related agreement with any Business Employee;

     (e) except as otherwise provided for herein (i) except in the ordinary course of business consistent with past practice, not enter into (w) any new, or modify the terms of any existing, Material Business Contract, (x) agreements containing most favored nations provisions, (y) agreements with a term in excess of one year or (z) agreements on terms other than those reached through arms' length negotiations; (ii) not mortgage, pledge or subject to any new Lien (other than Permitted Exceptions) any of the Purchased Assets; (iii) not sell, assign, transfer, convey, lease or otherwise use or dispose of any of the Purchased Assets in an amount in excess of $500,000 in the aggregate, other than in connection with the sale or use of Inventory in the ordinary course of business consistent with past practice; (iv) except for settlement of pending litigation or threatened actions or proceedings not prohibited by Section 6.2(f), not cancel or compromise any material debt or claim or waive or release any material right primarily relating to the Business; (v) not make or enter into any new commitment to make any capital expenditure, other than such commitments and expenditures to the extent paid in full prior to the Closing or that are not in excess of One Million Dollars ($1,000,000) individually or Five Million Dollars ($5,000,000) in the aggregate; or (vi) not enter into, or renew, or modify the material terms of any existing, collective bargaining agreement, "shop agreement," or equivalent union agreement except for negotiations and renewals of existing agreements expiring in accordance with their terms (and Vulcan shall promptly communicate in writing to Purchaser the results of any such renewals);

     (f) not settle any pending litigation or obtain any releases of threatened actions or proceedings, in each case that would be binding upon and adverse to Purchaser in the operation of the Business or the Purchased Assets following the Closing;

     (g) not accelerate or delay, in any material respect, collection of any accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

     (h) not delay or accelerate, in any material respect, payment of any accounts payable beyond or in advance of their due dates or the dates when such liabilities would have been paid in the ordinary course of business consistent with past practice;

     (i) not knowingly take any action or knowingly omit to take any action that would reasonably be expected to result in any of the conditions set forth in
Article VIII to not be satisfied;

     (j) not vary levels of Inventory except in the ordinary course consistent with past practices of the Business;

     (k) maintain the assets of the Business in a state of repair and condition that is consistent with Sellers' normal maintenance and operation policies and practices;

     (l) use its reasonable best efforts to continue in full force and effect the insurance coverage under the policies that provide coverage for the Business or any of the Purchased Assets, whether for past or present liabilities relating thereto, in accordance with their terms;

     (m) comply with all requirements of Law and Permits relating to the Business;

     (n) promptly notify Purchaser of any material change in the Business or the Purchased Assets; PROVIDED, HOWEVER, that any failure to give notice in accordance with this SECTION 6.2(n) shall not be deemed to constitute the failure of any condition set forth in ARTICLE VIII to be satisfied, to give rise to any right to terminate this Agreement pursuant to ARTICLE XIII or any indemnification rights under ARTICLE XI, in each case unless the underlying change would independently result in a failure of such condition to be satisfied or give rise to such termination or indemnification right;

     (o) except as provided under the Membership Interest Purchase Agreement, of even date herewith, among Vulcan Chemicals Investments, LLC, the JV and Victory Chlor-Alkali and EDC Company, Inc. (the "MEMBERSHIP INTEREST PURCHASE AGREEMENT"), or the LOI, copies of which have been made available to Purchaser, not enter into, or amend, modify, supplement or terminate or waive any rights under, any agreement with Mitsui & Co., Ltd. or its Affiliates;

     (p) use reasonable best efforts to maintain all patents and trademarks that are used in the Business and are not Excluded Assets;

     (q) use reasonable best efforts to maintain all governmental registrations of products sold or distributed by either Seller in connection with the Business, except for Discontinued Products or perchlorethylene to the extent it is used for dry-cleaning applications; and

     (r) not agree to take any action or actions prohibited by any of the foregoing clauses (a) through (q) of this SECTION 6.2.

     Section 6.3.  CONSENTS AND CONDITIONS.

     (a) Sellers shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Purchaser in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including: (i) obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties; (ii) making all registrations and filings as promptly as practicable with, and obtaining all necessary actions or non-actions, waivers, consents and approvals from, all Governmental Bodies (including those in connection with the HSR Act) and using all reasonable best efforts to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Body; (iii) responding to any information requests from Governmental Bodies as soon as reasonably practicable; (iv) until the Termination Date (as defined below), defending any Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order or preliminary or permanent injunction entered by any Governmental Body vacated or reversed; and (v) transferring to Purchaser all Permits and Environmental Permits used by Seller primarily in connection with or necessary for the operation of the Business in each case to the extent such transfer is permitted under applicable Law. Sellers shall take those actions set forth on SCHEDULE 6.3.

     (b) Seller shall keep Purchaser reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, and Seller and Purchaser shall reasonably cooperate with each other in obtaining any requisite clearances or approvals from any Governmental Body.

     (c) Upon written notice of Purchaser to Seller for good cause shown, this SECTION 6.3(c) shall replace SECTION 6.3(b) and SECTION 7.3(c) shall replace Section 7.3(b). Seller shall keep Purchaser reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing Purchaser with copies of notices or other communications received by Seller or by any of its Affiliates from any third party and/or any Governmental Body with respect to the transactions contemplated hereby. Purchaser and Seller shall each promptly furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) and any Governmental Body and any other information supplied by such party and such party's Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby; PROVIDED, HOWEVER, that Purchaser and Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as "outside counsel only," and materials may be redacted (i) to remove references concerning the valuation of the Business and
(ii) as necessary to comply with contractual arrangements. Materials designated as for "outside counsel only" and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel. Each party shall, subject to applicable Law, permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Body. Purchaser and Seller agree not to participate, or to permit their affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Body, gives the other party the opportunity to attend and participate; PROVIDED, HOWEVER, that Seller shall not be deemed to have breached this covenant if (A) Seller uses efforts reasonable under the circumstances to contact Purchaser or its representatives, but is nonetheless unable to reach Purchaser or its representatives prior to the time at which such Governmental Body proposes to conduct such meeting or discussion or (B) any such designated representatives are unable to participate in such meeting at such proposed time.

     Section 6.4 PUBLIC STATEMENTS. Before Sellers or any of their respective Affiliates shall issue any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Sellers shall so advise and cooperate with Purchaser and shall not release or permit to be released such information without Purchaser's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Sellers made in breach of this SECTION 6.4 or (b) the release thereof is, in the reasonable judgment of Vulcan, required by any Law (including any rule of any securities exchange on which Vulcan's securities are traded) or Order to which either Seller or its Affiliate is bound or subject; PROVIDED, in the case of this clause (b), that Sellers take all reasonable endeavors to notify Purchaser prior to making any such disclosure and shall restrict such disclosure to the minimum required by Law (in the reasonable judgment of Vulcan).

     Section 6.5 FURTHER ACTIONS. Sellers shall use all reasonable efforts to satisfy or cause to be satisfied as promptly as practicable its obligations hereunder and the conditions precedent to Closing in ARTICLE VIII. After the Closing, Sellers will duly execute and deliver such assignments, bills of sale, deeds, acknowledgments and other instruments of conveyance and transfer as shall at any time be reasonably necessary or appropriate to convey to Purchaser the Purchased Assets or to result in the assumption by Purchaser of the Assumed Liabilities. From the execution hereof until the Closing, each Seller agrees to promptly notify Purchaser of any known material breach of any representation or warranty of Sellers; PROVIDED, HOWEVER, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute the failure of any condition set forth in ARTICLE VIII to be satisfied, to give rise to any right to terminate this Agreement pursuant to ARTICLE XIII or any indemnification rights under ARTICLE XI, in each case unless the underlying failure of a representation or warranty to be true would independently result in a failure of such condition to be satisfied or give rise to such termination or indemnification right.

     Section 6.6 NO SOLICITATION. Neither Seller nor any of its Affiliates will, directly or indirectly, through any officer, director, agent, investment banker or representative of any of them or otherwise, encourage, solicit, participate in or initiate discussions or agreements with respect to the sale of the Business to any person other than Purchaser and its Affiliates, officers, directors, agents, investment bankers and representatives. Vulcan will notify Purchaser promptly following any inquiry or proposal received with respect to any such transaction. As of the date hereof, Sellers shall, and shall cause their respective Affiliates, officers, directors, agents, investment bankers and representatives to, cease any pending discussions or negotiations regarding any such transaction.

     Section 6.7 LITIGATION. Consistent with the allocation of SECTION 1.4, Sellers will remain responsible for the costs, expenses, and liabilities, including defense, for all Excluded Liabilities, including the Legal Proceedings described in the Disclosure Schedule pertaining to its representations and warranties in SECTION 4.14 and any other Legal Proceedings filed against either Seller or its Affiliates before the Effective Time; PROVIDED, HOWEVER, that Purchaser shall cooperate in the defense of such Legal Proceedings as may be reasonably required through access to personnel, books and records.

     Section 6.8 DRY CLEANING BUSINESS. Vulcan will manage its exit from the CareFill Dry Cleaning Business in such a way as to minimize any common law liability for termination of the distributors, and will confirm its termination notice to RR Street regarding the termination of the RR Street Agreement and implement an exit from such business prior to or promptly following the Closing. Sellers will terminate any other contracts, agreements or arrangements relating to dry-cleaning applications of perchloroethylene and implement an exit from such business prior to or promptly following the Closing. Purchaser shall not be obligated to manufacture, sell or distribute perchloroethylene for use in dry-cleaning applications associated with the foregoing terminations or otherwise. Purchaser shall reimburse Vulcan for (and only for) direct cash termination fees that are specified for termination in the applicable contracts existing as of the date hereof with such distributors and RR Street & Company, Inc. promptly upon presentation of invoices to Purchaser, which, for the avoidance of doubt, shall not include any obligation by Purchaser to reimburse Vulcan for any amounts arising under any indemnification rights of such distributors and RR Street & Company, Inc. under any such contracts.

     Notwithstanding any other provision of this Agreement, all other liabilities relating to Sellers' exit from the CareFill Dry Cleaning Business, the RR Street Agreement and any other contracts, agreements or arrangements of either Seller relating to dry-cleaning applications of perchloroethylene, including attorneys' fees and costs of defense, settlement or judgment incurred by the Seller Indemnified Group or the Purchaser Indemnified Group as a result of such exit, shall be borne by Vulcan.

     Section 6.9 DELIVERIES. Vulcan will deliver on or promptly following the Closing Date the certificate of title for each owned vehicle that is part of the Purchased Assets, with proper endorsements evidencing transfer from the applicable Seller to Purchaser. Vulcan shall also deliver the Purchased Assets not located on the Purchased Properties to Purchaser as promptly as practicable following the Closing Date (and in no event more than thirty (30) thereafter unless otherwise mutually agreed), other than those Purchased Assets (such as books and records) that Vulcan needs to retain in order to provide the services contemplated by the Transition Services Agreement, which retained Purchased Assets will be provided to Purchaser as promptly as practicable following the termination of such services (and in no event more than thirty (30) days thereafter unless otherwise mutually agreed).

     Section 6.10 MATERIAL BUSINESS CONTRACTS. Sellers shall promptly advise Purchaser of any changes to the representations and warranties contained in
Section 4.11, to the extent such changes occur after the date hereof and prior to the Closing.

     Section 6.11 VULCAN LIABILITY. Vulcan shall be jointly and severally liable for the representations, warranties, covenants and other agreements of the JV hereunder.

                                  ARTICLE VII

                             COVENANTS OF PURCHASER

     From and after the date hereof and until the Closing (except with respect to SECTIONS 7.1, 7.2, 7.4, 7.5 and 7.6, which shall survive the Closing in accordance with their terms), Purchaser hereby covenants and agrees that:

     Section 7.1 CONFIDENTIALITY. Any information provided to Purchaser or its representatives pursuant hereto shall be held in accordance with, and shall be subject to the terms of, the Confidentiality Agreement. As of the Closing Date, the Confidentiality Agreement shall terminate and cease to be of effect to the extent information and materials relate solely to the Business and SECTION 10.4 shall apply.

     Section 7.2  PUBLIC STATEMENTS. Before Purchaser or any of its
Affiliates shall issue any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Purchaser shall so advise and cooperate with Vulcan and shall not release or permit to be released such information without Vulcan's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Purchaser made in breach of this SECTION 7.2 or (b) the release thereof is, in the reasonable judgment of Purchaser, required by any Law (including any rule of any securities exchange on which Purchaser's or its Affiliates' securities are traded) or Order to which Purchaser or any of its Affiliates is bound or subject; PROVIDED, in the case of this clause (b), that Purchaser shall take all reasonable efforts to notify Vulcan prior to making any such disclosure and shall restrict or cause to be restricted such disclosure to the minimum required by Law (in the reasonable judgment of Purchaser).

     Section 7.3  CONSENTS AND CONDITIONS.

     (a) Purchaser shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Seller in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including: (i) obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties; (ii) making all registrations and filings as promptly as practicable with, and obtaining all necessary actions or non-actions, waivers, consents and approvals from, all Governmental Bodies (including those in connection with the HSR Act as further provided below) and using all reasonable best efforts to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Body; (iii) responding to any information requests from Governmental Bodies as soon as reasonably practicable; and (iv) until the Termination Date, defending any Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order or preliminary or permanent injunction entered by any Governmental Body vacated or reversed.

     (b) Purchaser shall keep Seller reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, and each of Purchaser and Seller shall reasonably cooperate with each other in obtaining any requisite clearances or approvals from any Governmental Body.

     (c) Upon written notice of Seller to Purchaser for good cause shown, this SECTION 7.3(c) shall replace SECTION 7.3(b) and SECTION 6.3(c) shall replace Section 6.3(b). Purchaser shall keep Seller reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing Seller with copies of notices or other communications received by Purchaser or by any of its Affiliates from any third party and/or any Governmental Body with respect to the transactions contemplated hereby. Purchaser and Seller shall each promptly furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) and any Governmental Body and any other information supplied by such party and such party's Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby; PROVIDED, HOWEVER, that Purchaser and Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as for "outside counsel only," and materials may be redacted (i) to remove references concerning the valuation of the Business and (ii) as necessary to comply with contractual arrangements. Materials designated as for "outside counsel only" and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel. Each party shall, subject to applicable Law, permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith, the views of the other party in connection with, any proposed written communication to any Governmental Body. Purchaser and Seller agree not to participate, or to permit their affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Body, gives the other party the opportunity to attend and participate; PROVIDED, HOWEVER, that neither Purchaser nor Seller shall be deemed to have breached this covenant if (A) Purchaser (or Seller) uses efforts reasonable under the circumstances to contact Seller (or Buyer) or its representatives, but is nonetheless unable to reach any such designated representatives prior to the time at which such Governmental Body proposes to conduct such meeting or discussion or (B) any such designated representatives are unable to participate in such meeting or discussion at the proposed time.

     (d) In furtherance and not in limitation of the covenants of Purchaser contained in Sections 7.3(a)-(c), Purchaser shall use all reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and not to extend any waiting period under the HSR Act (except with the prior written consent of Seller, which shall not be unreasonably withheld or delayed) or enter into any agreement with the Federal Trade Commission or the Department of Justice not to consummate the transactions contemplated hereby (except with the prior written consent of Seller, which shall not be unreasonably withheld or delayed), and until the Termination Date shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. In addition to and without limiting the foregoing, upon the six month anniversary of the date of this Agreement if the transaction has not already received all requisite antitrust or competition clearances or approvals from any Governmental Body, each of Purchaser and Seller shall cooperate with each other and Purchaser shall propose both to commit and to effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of Purchased Assets or assets of Purchaser or its Affiliates, or otherwise offer to take or offer to commit to take action that limits its freedom of action with respect to, or its ability to retain, any of the Purchased Assets or the Business as a whole ("OFFER TO CONSENT"), in an effort to avoid or eliminate impediments under any antitrust, competition or trade regulation Law that may be asserted or threatened by any Governmental Body with respect to the transactions contemplated hereby. Any such sale, divestiture or disposition of Assets pursuant to an Offer to Consent shall be subject to the terms and conditions specified in SCHEDULE 7.3. After making such Offer to Consent, each of Seller and Purchaser shall cooperate with each other and use reasonable best efforts to negotiate a consent decree, hold separate order, or other agreement with any relevant Governmental Body that is acceptable to that Governmental Body such that the Governmental Body will allow the Effective Time to occur no later than the expiration of the time period set forth in SECTION 13.1(c) (the "TERMINATION DATE"). Notwithstanding the foregoing or any other provision of this Agreement, nothing in this SECTION 7.3(d) shall require Purchaser or its Affiliates to agree to sell, divest, or dispose of the Geismar, Louisiana complex (which includes the main Geismar plant, as well as the separate EDC facilities owned by the JV, the recently constructed 5CP facilities and related pipelines and plumbing) (the "GEISMAR COMPLEX") or any other chemical manufacturing facilities located in Texas, Louisiana or Alabama (collectively, "PURCHASER'S GULF COAST PLANTS") or limit its freedom in any significant respect with respect to the business operations of the Geismar Complex or any of Purchaser's Gulf Coast plants. For the avoidance of doubt, Purchaser shall have complied with its obligations under this SECTION 7.3(d) if (a) Purchaser exercises reasonable best efforts to reach agreement with a Governmental Body on its Offer to Consent even if it fails to reach such agreement; or (b) Purchaser defends in good faith any Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby up until the Termination Date, even if those Legal Proceedings are not completed as of the Termination Date.

     Section 7.4 VULCAN'S ACCESS TO DOCUMENTS. Purchaser shall, and shall cause its Affiliates to, afford to Vulcan's representatives, upon reasonable notice and without undue interruption to Purchaser's or its Affiliates' business, access during normal business hours to the books and records and personnel of the Business pertaining to the operations of the Business prior to the Closing Date for a period of five (5) years (or such longer period as may reasonably be requested by Vulcan, during such five (5) year period, with regard to specific documents or types of document reasonably necessary (x) to enable Sellers to comply with provisions of applicable Law or (y) in connection with Sellers' indemnification obligations under ARTICLE XI) following the Closing Date in connection with financial statements and United States Securities and Exchange Commission reporting obligations, Excluded Liabilities, Excluded Assets and other reasonable business purposes; PROVIDED that nothing herein shall limit Vulcan's rights of discovery. Purchaser agrees to hold and to cause its Affiliates to hold all of the books and records of the Business existing on the Closing Date or included in the Purchased Assets in accordance with Purchaser's and its Affiliates' standard record retention policies, PROVIDED that Purchaser shall not, and shall not permits its Affiliates to, alter or dispose of any of such books and records for a period of five (5) years from the Closing Date or such longer time as may be required by Law without first offering in writing at least sixty (60) calendar days prior to such destruction or disposition to surrender them to Vulcan at Vulcan's sole expense.

     Section 7.5 FURTHER ACTIONS. Purchaser shall use all reasonable efforts to satisfy or cause to be satisfied as promptly as practicable its obligations hereunder and the conditions precedent to the Closing in ARTICLE IX. After the Closing, Purchaser will duly execute and deliver such assignments, bills of sale, deeds, acknowledgments and other instruments of conveyance and transfer as shall at any time be reasonably necessary or appropriate to convey to Purchaser the Purchased Assets or to result in the assumption by Purchaser of the Assumed Liabilities. From the execution hereof until the Closing, Purchaser agrees to promptly notify Vulcan of any known material breach of any representation or warranty of Purchaser; PROVIDED, HOWEVER, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute the failure of any condition set forth in ARTICLE IX to be satisfied, to give rise to any right to terminate this Agreement pursuant to ARTICLE XIII or any indemnification rights under ARTICLE XI, in each case unless the underlying failure of a representation or warranty to be true would independently result in a failure of such condition to be satisfied or give rise to such termination or indemnification right.

     Section 7.6 USE OF VULCAN'S NAME. Purchaser agrees that (a) as soon as reasonably practicable after the Closing, it shall cease to mark, or shall use reasonable best efforts to cause to cease to mark, products and other property with the names, marks and other indicia of "Vulcan," "Vulcan Materials," "Vulcan Chemicals," the Vulcan logo and other similar marks and derivatives of such names, marks and other indicia, including domain names and copyrighted works utilizing such names and indicia; PROVIDED, HOWEVER, that for a period of one hundred and eighty (180) calendar days following the Closing Date (or for such longer period as Purchaser may reasonably request in connection with Purchaser's or its Affiliate's use of governmental registrations of products sold or distributed by the Business after the Closing), Purchaser and its Affiliates may continue to use or dispose of any inventory, product specifications, manuals and other accompanying materials, and packaging and shipping materials that bear the names, marks and other indicia of "Vulcan," "Vulcan Materials," "Vulcan Chemicals," the Vulcan logo and other similar marks and derivatives of such names, marks and other indicia, including domain names and copyrighted works utilizing such names and indicia, in a manner consistent with that employed immediately prior to the Closing, and (b) it shall not advertise or hold itself out as Vulcan or an Affiliate thereof.

     Section 7.7 SOLICITATION OF CUSTOMERS BY PURCHASER PRIOR TO CLOSING. Prior to the Closing Date, Purchaser shall not, and shall not permit any of its Affiliates to, use any confidential information of Sellers or their respective Affiliates other than in connection with completing the transactions contemplated hereby, in connection with the solicitation of customers of the Business, seek to induce to discontinue or limit their relationships with Sellers or to conduct any marketing or other customer solicitation activities outside of the ordinary course of business of Purchaser and its Affiliates, consistent with past practice, it being understood and agreed that the foregoing is not intended to prohibit general advertising or solicitations directed to the public generally or other similar activities conducted in the ordinary course of business of Purchaser and its Affiliates consistent with past practice and without making reference hereto or the transactions contemplated hereby or using confidential information of Sellers and their respective Affiliates.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

     The obligation of Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or, if permitted by applicable Law, waiver by Purchaser in its sole discretion) of each of the following conditions:

     Section 8.1 ACCURACY OF WARRANTIES. Each of the representations and warranties of each Seller contained herein (read without regard to any qualifications regarding materiality or Material Adverse Effect or dollar amount (other than dollar amounts specified in SECTION 4.11)) shall be true and correct in all respects as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such warranty shall be, subject to the qualification set forth below, true and correct as of such specific date), except for any such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

     Section 8.2 PERFORMANCE OF COVENANTS. Sellers shall have performed and complied, in all material respects, with the covenants and provisions hereof required to be performed or complied with by it between the date hereof and the Closing Date.

     Section 8.3 ANTITRUST LAWS. Any required waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     Section 8.4 No Injunctions; Certain Litigation. No preliminary or permanent injunction or other order of any court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect, and there shall be no action or proceeding brought by a Governmental Body and pending before any court or administrative agency of competent jurisdiction challenging the transactions contemplated hereby that is reasonably likely to result in (i) the unwinding of the consummation of the transactions contemplated hereby or (ii) result in any permanent injunction or other order having any of the results described in the penultimate sentence of Section 7.3(d).

     Section 8.5 REQUIRED CONSENTS. Sellers shall have obtained and delivered to Purchaser all third-party consents and approvals required for the consummation of the transactions contemplated hereby, other than such consents and approvals as to which the failure to obtain the same, individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect on the Business, and other than consents and approvals relating to those Business Contracts with respect to which a Work-around has been established.

     Section 8.6 OFFICER'S CERTIFICATE. Purchaser shall have received a certificate from Vulcan to the effect set forth in SECTIONS 8.1 and 8.2, dated the Closing Date, signed on behalf of Sellers by the Chief Executive Officer, President, Chief Financial Officer or any Vice President of Vulcan.

     Section 8.7 DELIVERY OF DOCUMENTS. Sellers shall have executed and delivered to Purchaser, at the Closing, all documents and instruments listed in
SECTION 3.2.

     Section 8.8 GEISMAR JOINT VENTURE. Vulcan shall, as of the Effective Time, be the owner of 100% of the beneficial and voting equity interests of the JV, free and clear of all Liens (other than the Final Indebtedness), and shall have all right, power and ability to effect the transactions contemplated hereunder to be performed by the JV in accordance with the terms hereof. Vulcan and the JV shall terminate all JV contracts and agreements (a) between Vulcan and the JV (unless such contracts and agreements relate only to the relationship between such Persons, are not Assumed Liabilities and do not otherwise have any impact or affect on any member of the Purchaser Indemnified Group) and (b) by or among Vulcan or the JV, on the one hand, and the other equity owners of the JV or the Affiliates of such other equity owners, on the other hand, without further obligation or cost on any party, as of the Effective Time, except as expressly provided in the Membership Interest Purchase Agreement; other than the letter of intent, of even date herewith, between the JV and Mitsui & Co., Ltd, relating to the sale of EDC (the "LOI"), a true and complete copy of which has been previously provided to Purchaser, and the six-month interim agreement (containing the JV's customary terms to the extent applicable) contemplated by such letter of intent, each of which will be assigned to Purchaser in connection with the transactions contemplated hereby.

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

     The obligations of Sellers to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction (or, if permitted by applicable Law, waiver by Vulcan in its sole discretion) of each of the following conditions:

     Section 9.1 ACCURACY OF WARRANTIES. Each of the representations and warranties of Purchaser contained herein (read without regard to any qualifications regarding materiality or Material Adverse Effect) shall be true and correct in all respects as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such warranty shall be, subject to the qualification set forth below, true and correct as of such specific date), except for any such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser.

     Section 9.2. PERFORMANCE OF COVENANTS. Purchaser shall have performed and complied, in all material respects, with the covenants and provisions hereof required herein to be performed or complied with by it between the date hereof and the Closing Date.

     Section 9.3. NO INJUNCTIONS; CERTAIN LITIGATION. No preliminary or permanent injunction or other order of any court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect, and there shall be no action or proceeding brought by a Governmental Body and pending before any court or administrative agency of competent jurisdiction challenging the transactions contemplated hereby that is reasonably likely to result in (i) the unwinding of the consummation of the transactions contemplated hereby or (ii) result in any permanent injunction or other order having any of the results described in the penultimate sentence of
Section 7.3(d).

     Section 9.4. ANTITRUST LAWS. Any required waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     Section 9.5.. OFFICER'S CERTIFICATE. Vulcan shall have received a certificate from Purchaser to the effect set forth in SECTIONS 9.1 and 9.2, dated the Closing Date, signed by the President, Chief Financial Officer or any Vice President of Purchaser.

     Section 9.6. DELIVERY OF DOCUMENTS. Purchaser shall have executed and delivered to Sellers, at the Closing, all documents and instruments listed in
SECTION 3.3.

                                    ARTICLE X

                              ADDITIONAL COVENANTS

     Section 10.1  EMPLOYMENT AND BENEFITS MATTERS.

     (a) BUSINESS EMPLOYEES. Schedule 10.1(a) lists each Business Employee as of the date indicated thereon (which shall be no earlier than three (3) Business Days prior to the date hereof), and each such Business Employee's date of hire, position, base salary or wages, employment location, union represented or non-represented status and status as full- or part-time and active or on an approved leave of absence. Vulcan will provide Purchaser with an updated
Schedule 10.1(a) ten (10) Business Days prior to the Closing (and the effective date of such updated section shall be no earlier than three (3) Business Days prior to the date of its delivery), based upon new employees hired by the Business and departures of employees of the Business prior to the Closing.

     (b) OFFERS OF EMPLOYMENT. Purchaser or an Affiliate of Purchaser shall make offers of employment (which shall be contingent on the occurrence of the Closing and which shall be effective as of the Closing Date or as of such later date as expressly provided under Section 10.1(c) for the commencement of employment with Purchaser (the "EMPLOYMENT DATE")) to (i) all represented Business Employees listed on the updated SCHEDULE 10.1(a) and (ii) the non-represented Business Employees identified by Purchaser on a written list provided to Vulcan no later than ninety (90) days following the date hereof. Purchaser shall offer each Business Employee identified in the preceding sentence employment (A) in a position requiring substantially comparable skills and abilities as such Business Employee's position with Vulcan requires, (B) with annual base salary, or monthly, weekly or hourly rate of pay, which is equal to such Business Employee's annual base salary, or monthly, weekly or hourly rate of pay, as applicable, with Vulcan as of immediately prior to the Closing Date, and an opportunity for incentive pay under the incentive compensation programs provided by Purchaser and its Affiliates to their similarly situated (based on position and responsibilities, location and rate of compensation) employees, (C) with a work status (full- or part-time, including number of hours per week worked) that is not changed from that in effect with Vulcan or its Affiliates immediately prior to the Closing Date and (D) with the same employee benefit plans and policies as applicable to similarly situated employees of Purchaser and its Affiliates (except as otherwise specifically provided in this SECTION 10.1). Notwithstanding anything in this Agreement to the contrary, employment of Business Employees who are covered by a Collective Bargaining Agreement shall in all events be in accordance with the terms and conditions of such agreements, with such administrative modifications (as agreed by the union) as may be required to reflect the fact that as of the Closing Date the Purchaser (or its appropriate Affiliate) shall be the employer party to such Collective Bargaining Agreements and such other changes (as agreed by the union) as are necessary to reflect that benefits will be provided under Purchaser's (or its appropriate Affiliate's) plans. Further, nothing in this Agreement shall require or be construed or interpreted as requiring Purchaser or an Affiliate of Purchaser to continue the employment of any of their employees (including Transferred Business Employees) following the Closing Date, or to prevent Purchaser or an Affiliate of Purchaser from changing the terms and conditions of employment (including compensation and benefits) of any of their employees (including Transferred Business Employees) following the Closing Date, subject to Purchaser's obligations under SECTIONS 10.1(f) and (j).

     (c) COMMENCEMENT OF EMPLOYMENT WITH PURCHASER. Each Business
Employee who accepts an offer of employment from Purchaser or an Affiliate of Purchaser and commences employment with Purchaser or such Affiliate shall be referred to as a "TRANSFERRED BUSINESS EMPLOYEE" for purposes of this Agreement; PROVIDED that, notwithstanding anything to the contrary contained herein, any such Business Employee who is absent from work on the Closing Date due to a vacation, sick leave, jury duty, funeral leave, or personal day shall be considered to have commenced active employment with Purchaser or such Affiliate effective as of the Closing Date. With respect to any Business Employee who accepts an offer of employment from Purchaser or an Affiliate of Purchaser, but who on the Closing Date is on short-term or long-term disability, military leave, leave of absence under the Family Medical Leave Act, or other leave of absence approved by Vulcan or an Affiliate of Vulcan (other than due to a vacation, sick leave, jury duty, funeral leave, or personal day), Purchaser or an Affiliate of Purchaser shall employ such Business Employee for the period beginning after such absence if such Business Employee returns to employment in accordance with the terms of such employee's leave; PROVIDED that such Business Employee commences active employment with Purchaser or an Affiliate of Purchaser no later than (i) in the case of short-term disability, the end of Vulcan's long-term disability elimination period and with a written physician's release to return to work that is satisfactory to Purchaser, or (ii) in the case of all other absences, one hundred and eighty (180) calendar days after the Closing Date (unless a longer period is required by applicable Law). Any Business Employee who is on an approved leave on the Closing Date and commences active employment with Purchaser or an Affiliate of Purchaser in accordance with the preceding sentence will cease employment with Vulcan at the end of such leave of


                                      -40
absence and the date of commencement of active employment with Purchaser or an Affiliate of Purchaser shall be his or her Employment Date.

     (d) ACCESS TO BUSINESS EMPLOYEES. From the date following the date hereof that is mutually agreed upon between the parties (which shall not be later than thirty (30) days following the date hereof) through the Closing Date, Vulcan shall cooperate with Purchaser in permitting Purchaser reasonable access to Business Employees (i) to interview during normal business hours any non-represented Business Employees on a voluntary basis, (ii) to seek consent from any non-represented Business Employees to perform background checks and drug testing, consistent with Purchaser's policies, (iii) to communicate to the Business Employees any information concerning employment offers and employment with Purchaser or its Affiliates in accordance with this Agreement, and (iv) to meet with Business Employees who are union officers or representatives, in each case subject to prior approval by Vulcan of the date, time and duration of such access so as to minimize disruption to the Business, and such other procedures as shall be mutually agreed to between the parties.

     (e) SERVICE CREDITING AND BENEFIT ELIGIBILITY. Purchaser (or its appropriate Affiliate) agrees to give each Transferred Business Employee service credit for all employment and employee benefits and compensation related purposes, including for purposes of eligibility, participation, vesting and levels of benefit accruals (but not for benefit accruals under any defined benefit pension plan of Purchaser or any of its Affiliates) under any employee benefit or compensation plan, program and arrangement adopted or maintained by Purchaser or any of its Affiliates in which such Transferred Business Employee is eligible to participate for all periods of employment credited by Vulcan and its Affiliates prior to such Transferred Business Employee's Employment Date under Vulcan's pension plans. Purchaser agrees that (i) to the extent that any Transferred Business Employee has satisfied in whole or in part any annual deductible under a Vulcan welfare benefit plan, or has paid any out-of-pocket expenses pursuant to any such welfare benefit plan co-insurance provision, in each case, with respect to the calendar year in which the Employment Date occurs, such amount shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under Purchaser's applicable benefit plans and programs provided to Transferred Business Employees and (ii) with respect to the participation of the Transferred Business Employees in the welfare benefit plans and programs of Purchaser and its Affiliates, any preexisting conditions (to the extent otherwise covered under Purchaser's plans) or waiting periods or required physical examinations, except physical examinations required by a third party as a condition to supplemental life insurance coverage above the levels of insurance provided by Purchaser's (or its appropriate Affiliate's) group life insurance plan, shall be waived.

     (f) RETIREE MEDICAL. With respect to all Transferred Business
Employees who satisfy the eligibility requirements under Vulcan's or any of its Affiliate's retiree medical programs prior to the applicable Employment Date with Purchaser or its appropriate Affiliate (the "ELIGIBLE TRANSFERRED BUSINESS EMPLOYEES"), Vulcan shall provide the retiree medical insurance coverage for such Transferred Business Employees and be solely liable for coverage pursuant to the terms of any such retiree medical programs; PROVIDED that such Eligible Transferred Business Employee discontinues employment with Purchaser or its Affiliates prior to the fifth anniversary of the

Closing Date. If an Eligible Transferred Business Employee discontinues employment with Purchaser or its Affiliates on or after the fifth anniversary of the Closing Date, Purchaser shall provide the retiree medical insurance coverage for such Eligible Transferred Business Employee and be solely liable for coverage pursuant to the terms of Purchaser's retiree medical program (and any terms of the applicable Collective Bargaining Agreement with respect to represented Eligible Transferred Business Employees), and such Eligible Transferred Business Employees shall be deemed to satisfy the requirements of Purchaser's or its Affiliate's retiree medical plans. With respect to Transferred Business Employees who are not Eligible Transferred Business Employees as of the applicable Employment Date, Purchaser shall provide the retiree medical insurance coverage for such Transferred Business Employees and be solely liable for coverage pursuant to the terms of Purchaser's retiree medical program (and any terms of the applicable Collective Bargaining Agreement with respect to represented Transferred Business Employees) subject to such employee's satisfaction of Purchaser's normal eligibility requirements for retiree medical coverage (taking into account SECTION 10.1(e)) and the additional requirement that such Transferred Business Employee have at least five (5) years of actual service with Purchaser or its Affiliates from and after the applicable Employment Date with Purchaser.

     (g) CESSATION OF PARTICIPATION IN VULCAN'S BENEFIT PLANS. Effective as of each Transferred Business Employee's Employment Date, such Transferred Business Employee shall cease to accrue benefits under all employee benefit plans and programs of Vulcan and its Affiliates. Effective as of the Transferred Business Employee's Employment Date, Vulcan shall cause such Transferred Business Employee to be fully vested in his or her accrued benefits under Vulcan's Chemicals Hourly Employee Retirement Plan (which is the pension plan referred to in the Collective Bargaining Agreements) and Vulcan Material Company Retirement Income Plan for Salaried Employees, and Vulcan shall be solely liable for the pre-Closing accrued and vested benefit obligations under Vulcan's Chemicals Hourly Employee Retirement Plan and the Collective Bargaining Agreement.

     (h) WELFARE BENEFIT CLAIMS. Vulcan shall be liable for and shall hold Purchaser harmless from and against all claims for welfare benefits by each Transferred Business Employee that are incurred prior to such Transferred Business Employee's Employment Date. For dependents of a Transferred Business Employee, medical expenses incurred and expenses for continuous periods of hospitalization commencing but not completed as of such Transferred Business Employee's Employment Date shall be the responsibility of Vulcan. Vulcan's liability shall end when the hospitalization ends. Purchaser shall be liable for and shall hold Vulcan harmless from and against all claims for welfare benefits by a Transferred Business Employee that are incurred on or after such Transferred Business Employee's Employment Date. For purposes hereof, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits, (ii) health, dental, vision and/or prescription drug benefits, on the date such services, materials or supplies were provided (except as provided above with respect to dependents of Transferred Business Employees) and (iii) disability income benefits, on the date of disability as determined by the disability carrier for the individual.

     (i) ASSUMPTION OF COLLECTIVE BARGAINING AGREEMENTS. Effective as of the Closing Date and subject to any required union consent, Purchaser or an Affiliate of Purchaser shall assume and be responsible for all liabilities and obligations under the collective bargaining agreements or other contracts listed in SCHEDULE 10.1(i) (the "Collective Bargaining

Agreements") that arise after the Effective Time with respect to union or represented Transferred Business Employees, with such administrative modifications (as agreed by the union) as may be required to reflect the fact that as of the Closing Date the Purchaser (or its appropriate Affiliate) shall be the employer party to such Collective Bargaining Agreements and such other changes (as agreed by the union) as are necessary to reflect that benefits will be provided under Purchaser's (or its appropriate Affiliate's) plans.

     (j) SEVERANCE. Following the Closing Date, Purchaser shall provide, and be solely liable for, severance pay and benefits to each Transferred Business Employee whose employment with Purchaser or one of its Affiliates terminates. Without limiting the generality of the foregoing, for the two-(2) year period following the Closing Date, each non-represented Transferred Business Employee whose employment terminates under circumstances entitling such employee to severance pursuant to the terms of Purchaser's Notice and Severance Pay Plan attached hereto as SCHEDULE 10.1(j) (the "PURCHASER SEVERANCE PLAN"), shall receive the severance pay and benefits set forth in the Purchaser Severance Plan (taking into account SECTION 10.1(e) hereof). With respect to non-represented Business Employees to whom Purchaser does not provide a job offer in accordance with SECTION 10.1(b) (whether due to a breach of SECTION 10.1(b) or due to the fact that Purchaser did not include such Business Employee on the list required by clause (ii) of the first sentence of Section 10.1(b)) or any non-represented Business Employee who declines a job offer which requires "relocation" (as defined below) and whose employment is terminated by Vulcan within one hundred and twenty (120) calendar days after the Closing Date (or in the case of Business Employees who provide transition services to Purchaser at Purchaser's request following the Closing Date, ninety (90) calendar days after the cessation of Vulcan's provision of such services, and in the case of Business Employees who are on leave as of the Closing Date, ninety (90) calendar days following the end of such leave) (collectively referred to herein as "Non-Transferred Business Employees"), Purchaser agrees, following receipt of an itemized statement, to reimburse Vulcan promptly for the severance pay, costs of the benefits set forth on SCHEDULE 10.1(j) and costs of outplacement services (such outplacement services in no circumstances to exceed $250,000 in the aggregate or $5,500 per person) (including, in each case, any withholding and employer-paid employment taxes) payable or provided to such terminated Non-Transferred Business Employees in accordance with SCHEDULE 10.1(j). For purposes of the reimbursement obligations under this SECTION 10.1(j), the cost of medical benefits shall be at the premium or premium equivalent amount. For purposes hereof, a job offer will be deemed to require "relocation" if it is for a position at a work location that requires such Business Employee to travel more than an additional twenty-five (25) miles (one way each day) to work than such Business Employee traveled immediately prior to the Closing Date.

     (k) 401(K) PLAN. Each Transferred Business Employee who participated or who was eligible to participate in Vulcan's 401(k) Plan shall be immediately eligible to participate, without any waiting period or delay, in Purchaser's 401(k) Plan applicable to the Transferred Business Employees. Purchaser will permit each Transferred Business Employee at his or her option to transfer his or her account balances in Vulcan's 401(k) Plan to Purchaser's 401(k) Plan pursuant to a rollover transfer within sixty (60) calendar days after the day following such Transferred Business Employee's Employment Date, and to transfer any outstanding loan balances to Purchaser's 401(k) Plan under the terms and conditions established by Purchaser's 401(k) Plan.

     (l) COBRA. Purchaser shall be responsible for the administration of and shall assume any and all obligations arising under the continuation coverage requirements of section 4980B of the Code and Part 6 of Title I of ERISA ("COBRA") or other applicable Law with respect to the Transferred Business Employees and their beneficiaries who experience a "Qualifying Event" (as defined in COBRA) after the applicable Employment Date. Vulcan shall be responsible for the administration of any and all obligations arising under the continuation coverage requirements of COBRA with respect to Business Employees and their beneficiaries who experience a "Qualifying Event" (as defined in COBRA) on or before the applicable Employment Date.

     (m) WARN. To the extent that any obligations under the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101 et seq.) (the "WARN ACT"), or under any similar Law (referred to collectively as "WARN OBLIGATIONS"), might arise as a consequence of the transactions contemplated hereby, it is agreed that (i) Purchaser shall be responsible for any WARN Obligations arising as a result of any employment loss by Transferred Business Employees occurring from and after the applicable Employment Date, (ii) Purchaser shall reimburse Vulcan for any pay in lieu of notice and any WARN Obligations, including the cost of benefits and any withholding and employer paid employment taxes, with respect to Non-Transferred Business Employees whose employment was or is terminated by Vulcan prior to or within one hundred and twenty (120) calendar days after the Closing Date that is (A) imposed on Vulcan or its Affiliates due to Purchaser's failure to provide Vulcan with the list required by clause (ii) of the first sentence of Section 10.1(b) at least seventy (70) days prior to the Closing Date, due to Purchaser's breach of
Section 10.1(b) or due to a Business Employee declining Purchaser's offer due to "relocation" or (B) retroactively imposed on Vulcan or its Affiliates as a result of the actions of Purchaser or its Affiliates after the Closing Date. For purposes of the foregoing, prior to the Closing Date, as the information becomes available, Purchaser shall provide Vulcan with written list(s) of those Business Employees who are offered employment with Purchaser and those Business Employees who decline offers of employment by Purchaser and, if the WARN Act is triggered or is reasonably expected to be triggered, Vulcan shall provide such Business Employees with WARN notices within ten (10) Business Days of Vulcan's receipt of Purchaser's list(s). Purchaser shall only be obligated to reimburse Vulcan for the costs associated with a notice period to the extent such period does not end prior to the Effective Time. In no event shall Purchaser be obligated to reimburse Vulcan for retroactively imposed WARN Obligations for Non-Transferred Business Employees that arise solely due to Vulcan's termination of non-Business Employees following the Closing Date.

     (n) VACATION PAY/PAID TIME OFF. Vulcan will pay each Transferred Business Employee for any and all accrued but unused vacation and paid time off to which he or she is entitled effective as of his or her Employment Date. Non-represented Transferred Business Employees will be eligible to earn and take vacation benefits under Purchaser's policy commencing on their respective Employment Dates (taking into account SECTION 10.1(e)). Represented Transferred Business Employees will be eligible to earn and take vacation benefits consistent with the terms of the applicable collective bargaining agreement commencing on their respective Employment Dates (taking into account SECTION 10.1(e)).

     (o) RETENTION. Notwithstanding anything contained in this Agreement to the contrary, to the extent reasonably determined to be necessary by Vulcan, Vulcan may grant

Business Employees cash retention bonus awards in amounts and pursuant to terms to be determined by Vulcan (the "RETENTION AWARDS"), with such allocations (by name and job title of recipient), amounts and terms to be subject to the approval of Purchaser which approval will not be unreasonably withheld. Purchaser shall promptly reimburse Vulcan for the costs of the Retention Awards up to an aggregate amount of $500,000 of Retention Awards. As soon as reasonably practicable following the date hereof, Vulcan shall provide Purchaser with its proposed Retention Award allocations (by name and job title of recipient) and terms, and Purchaser shall respond to Vulcan's proposal as promptly as possible (but in no event later than ten (10) Business Days following the date of receipt).

     Section 10.2. TRANSITION SERVICES AGREEMENT. Effective at the Closing, Purchaser and Vulcan shall enter into the Transition Services Agreement, substantially in the form attached hereto as Exhibit G; PROVIDED, HOWEVER, that on or before December 10, 2004 (and in any event prior to the Closing Date), Purchaser will (i) select from the services set forth on Exhibit A to the Transition Services Agreement those services that Purchaser desires and (ii) specify the applicable term(s) for which Purchaser desires to have such services provided (which shall not exceed six (6) months following the Closing Date), and such Exhibit A will be revised to reflect such services and terms.

     Section 10.3. PRORATION; OTHER CLOSING DATE ADJUSTMENTS. Prior to the Closing, Sellers will operate the Business, hold the Purchased Assets and retain the Assumed Liabilities for their own account, and following the Closing, Purchaser shall operate the Business, hold the Purchased Assets and assume the Assumed Liabilities for its own account. Thus, except as otherwise expressly provided herein (including SECTION 2.2), items of income and expense, as described herein, shall be prorated as of the Effective Time, and settled between Vulcan and Purchaser as promptly as practicable following the Closing Date (and in no event more than sixty (60) calendar days after the Closing
Date), whether or not such adjustment would normally be made as of such time. Items of proration will be deemed an adjustment to the Purchase Price unless otherwise agreed by the parties. In furtherance of the foregoing, Purchaser shall promptly forward or cause to be forwarded to Vulcan complete and accurate copies of all invoices, billing statements and similar documents received by Purchaser or its Affiliates after the Effective Time and relating to the Business as conducted prior to the Closing Date, and Vulcan shall promptly forward to Purchaser complete and accurate copies of all invoices and billing statements received by Sellers relating to the Business as conducted from and after the Closing Date. To the extent the exact amounts of any real property taxes or other items to be prorated are not known within sixty (60) calendar days of the Closing Date, the parties shall make reasonable estimates of such taxes or other items for purposes of making prorations and shall thereafter adjust the prorations as promptly as practicable after such exact amounts are finally ascertained. Purchaser shall be solely responsible for payments to vendors with respect to items of personal property and raw materials that have been ordered but not delivered as of the Effective Time. For purposes hereof, items of proration and other adjustments shall consist solely of: (i) rental payments under the Real Property Leases; (ii) personal and real property taxes and assessments arising from the Owned Real Property or otherwise from the Purchased Assets (which shall be prorated as provided in SECTION 1.4(i)); (iii) payments under Business Contracts relating to goods or services to be delivered or provided in whole or in part following the Closing Date; (iv) prepaid expenses (including insurance to the extent relating to matters set forth in SECTION 1.1(d)); and (v) product rebates and incentives.

     Section 10.4. CONFIDENTIALITY. From and after the Closing:

     (a) Except as and to the extent required by Law or provided herein, without the prior written consent of Purchaser, Sellers shall not, and shall not permit any of their officers, directors, Affiliates, employees, agents or representatives (collectively, "REPRESENTATIVES") to, directly or indirectly, disclose or permit the disclosure of any information ("CONFIDENTIAL INFORMATION") relating to the Business or the Purchased Assets; it being understood and agreed that the entry into and consummation of the transactions contemplated hereby, including the financial and operating impact thereof on Vulcan, will be disclosed by Vulcan as appropriate in Vulcan's public filings with the United States Securities and Exchange Commission.

     (b) The restrictions contained in this SECTION 10.4 shall not apply to Confidential Information that becomes generally available to the public other than as a result of a disclosure in violation of this Section 10.4.

     (c) If Sellers or any of their respective Affiliates receives a subpoena, discovery demand or request for any documents or information to which Confidential Information is arguably responsive, or is required pursuant to any Law or stock exchange listing requirement to disclose such Confidential Information, or is reasonably necessary in connection with any litigation involving the Purchased Assets or the Business, Purchaser shall be promptly notified to the extent permitted by applicable Law, and, to the extent reasonably practicable, the parties hereto shall cooperate with respect to the response to the disclosure request or requirement to the response in order to properly comply with such request or requirement. In the event that a Seller includes Purchaser's Confidential Information in a submission made in connection with a review by a Governmental Body or a stock exchange review of, or pursuant to any Law or stock exchange rule concerning, the transactions contemplated hereby, which submission is not deemed confidential pursuant to applicable Law or stock exchange rule, other than disclosure of the transactions contemplated hereby as required under applicable securities laws and stock exchange requirements, each Seller shall use its reasonable best efforts at Purchaser's expense to (i) take all necessary action to request that the submission be designated as a confidential filing by the stock exchange or Governmental Body consistent with the terms of this SECTION 10.4 and (ii) submit only that portion of the Confidential Information that it reasonably believes it is compelled to disclose. No disclosure made in compliance with the foregoing shall be deemed a breach of this SECTION 10.4.

     (d) Each Seller acknowledges and agrees: (i) that money damages would not be a sufficient remedy for any breach of any provision of this SECTION 10.4;
(ii) in addition to all other remedies which Purchaser may have, Purchaser shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach; and (iii) to waive, and to use reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such specific performance, injunctive or other equitable relief.

     Section 10.5. TRANSFER TAXES. Sellers and Purchaser shall each pay any Transfer Taxes imposed on it by Law as a result of the sale of the Purchased Assets pursuant to this Agreement, but, notwithstanding such requirements of Law, Purchaser shall bear all such Transfer Taxes. Accordingly, if either Seller is required at Law to pay any such Transfer Taxes,

Purchaser shall promptly reimburse such Seller for such amounts. Each Seller and Purchaser shall timely file their own Transfer Tax returns as required by Law and shall notify the other when such filings have been made. Each Seller and Purchaser shall cooperate and consult with each other prior to filing such Transfer Tax returns to ensure that all such returns are filed in a consistent manner. Sellers and Purchaser agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or reduce) such Transfer Taxes. Each party shall have the right to seek a refund of any and all Transfer Taxes paid pursuant to this SECTION 10.5 at its own expense. If so requested, the other party shall use reasonable efforts to cooperate with the party seeking such refund. In the event that a refund claim is successful, the applicable Seller on receiving such refund shall promptly remit to Purchaser all amounts refunded in respect of such claim, after deducting any costs actually incurred by Sellers in connection with such claim.

                                   ARTICLE XI

                  SURVIVAL, INDEMNIFICATION AND RELATED MATTERS

     Section 11.1. SURVIVAL.

     (a) All representations and warranties contained herein, and the right to commence any claim with respect thereto, shall terminate upon the second anniversary of the Closing Date, except that (i) the representations and warranties contained in SECTION 4.7 (Taxes) shall survive until thirty (30) days after the end of the period of the applicable statute of limitations, (ii) the warranties contained in SECTIONS 4.1 (Organization and Good Standing), 4.2 (Authorization of Agreement), 4.8(a) (Real Property) (solely to the extent that either Seller has represented that it holds title to the Owned Real Property, subject to the Permitted Exceptions), 4.9(a) (Tangible Personal Property; Personal Property Leases) (solely to the extent that either Seller has represented that it holds title to the owned Purchased Assets, subject to the Permitted Exceptions), 5.1 (Organization and Good Standing) and 5.2 (Authorization of Agreement) shall survive without limitation as to time, and
(iii) the warranties contained in SECTIONS 4.16(b), (c) and (h) (Environmental Matters) shall terminate upon the first anniversary of the Closing Date, while the warranties contained in SECTIONS 4.16(a), (d) - (g) and (i) (Environmental Matters) shall terminate as of the Effective Time; PROVIDED, HOWEVER, that in the event written notice of any bona fide claim for indemnification under
SECTION 11.2(a)(i) or SECTION 11.2(b)(i) shall have been given in accordance herewith within the applicable survival period setting forth such claim in reasonable detail (including a reasonable specification of the legal and factual basis for such claim and the Loss incurred to the extent then known), the warranties that are the subject of such indemnification claim shall survive with respect to that claim only until such time as the claim is fully and finally resolved. The covenants and agreements of the parties hereto contained herein that by their terms are to be performed following the Closing Date shall survive the Closing and continue in effect in accordance with their terms.

     (b) After the Closing, other than the reimbursement provisions expressly set forth in SCHEDULE 6.3, the indemnification provided for in this
ARTICLE XI shall be the sole and exclusive remedy for monetary damages for any breach hereof or the representations, warranties, covenants or agreements herein by either party hereto; PROVIDED, HOWEVER, that the foregoing shall not limit the right of either party hereto to seek specific enforcement or injunctive or similar non-monetary relief for a breach of such covenants or agreements;
provided, further, however, that the foregoing shall not limit claims of common law fraud by a party to this Agreement in connection with the transactions contemplated hereby.

     (c) In calculating any amount of Losses recoverable pursuant to SECTION
11.2 or 11.3, the amount of such Losses shall be (i) reduced by (A) any recoveries from third parties pursuant to indemnification (or otherwise) with respect thereto, net of any expenses incurred by the Indemnified Party in obtaining such third party payment, and (B) the amount of any net Tax benefit actually realized resulting from the incurrence or payment of such Losses, and
(ii) increased by the amount of any net Tax cost incurred as a result of the receipt of such indemnity payments (grossed up for such increase). The parties agree to treat any indemnification payment pursuant to this ARTICLE XI as an adjustment to the Purchase Price for all Tax purposes unless otherwise required by applicable Law.

     (d) Notwithstanding anything herein to the contrary, no party shall be liable to any Indemnified Party for special, incidental, indirect, consequential, punitive or exemplary Losses as a result of any breach of this Agreement or other agreements referred to herein or of any private right of action that any party may have hereunder against another party hereto.

     Section 11.2. INDEMNIFICATION.

     (a) Vulcan hereby agrees to indemnify, defend and hold the Purchaser Indemnified Group harmless from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including the reasonable fees and expenses of counsel), net of all of the Indemnified Party's Third Party Proceeds (collectively, "LOSSES"), actually incurred by any of them to the extent arising out of or resulting from:

          (i) any breach of a representation or warranty made by Sellers herein, disregarding any qualifications regarding materiality or Material Adverse Effect (other than such qualifications contained in SECTION 4.6(a) or 4.6(b), SECTION 4.16(b), (c) and (h), Section 4.20 or, as used in SECTION 4.8, the definition of Permitted Exceptions) or dollar amount (other than dollar amounts specified in SECTION 4.11);

          (ii) any breach of any covenant or agreement of Sellers herein;

          (iii) any Excluded Liability;

          (iv) any Excluded Asset; and

          (v) the matters addressed in SCHEDULE 6.3, as provided therein.

Notwithstanding anything contained herein to the contrary, Vulcan shall not be liable for any Losses with respect to the matters set forth in SECTION 11.2(a)(i) or 11.2(a)(ii) (other than any breach of any covenant requiring a Seller to make a specific payment to Purchaser hereunder or requiring performance after the Closing Date) unless (x) a claim is timely asserted during any applicable survival period specified in SECTION 11.1(a), (y) the Loss with respect to the particular act, circumstance, development, event, fact, occurrence or omission exceeds Ten Thousand

Dollars ($10,000) (aggregating all Losses arising from substantially identical facts) and (z) the aggregate of all Losses under SECTION 11.2(a)(i) and 11.2(a)(ii) exceeds, on a cumulative basis, Five Million Dollars ($5,000,000) (and then only to the extent of such excess). In addition, notwithstanding anything contained herein to the contrary, Vulcan shall not be required to pay an aggregate amount in excess of One Hundred Million Dollars ($100,000,000) in respect of all Losses for the matters set forth in SECTIONS 11.2(a)(i) and 11.2(a)(ii) (other than any breach of any covenant requiring a Seller to make a specific payment to Purchaser hereunder or requiring performance after the Closing Date).

          (b) Purchaser hereby agrees to indemnify, defend and hold the Seller Indemnified Group harmless from and against any and all Losses actually incurred by any of them to the extent arising out of or resulting from:

               (i) any breach of a representation or warranty made by Purchaser herein;

               (ii) any breach of any covenant or agreement of Purchaser herein; and

               (iii) except to the extent Vulcan is obligated to indemnify Purchaser pursuant to Section 11.2(a)(i) or (ii) with respect to such liabilities, any Assumed Liabilities.

Notwithstanding anything contained herein to the contrary, Purchaser shall not be liable for any Losses with respect to the matters set forth in SECTION 11.2(b)(i) or 11.2(b)(ii) (other than any breach of any covenant requiring Purchaser to make a specific payment to a Seller hereunder or requiring performance after the Closing Date) unless (x) a claim is timely asserted during any applicable survival period specified in SECTION 11.1(a), (y) the Loss with respect to the particular act, circumstance, development, event, fact, occurrence or omission exceeds Ten Thousand Dollars ($10,000) (aggregating all Losses arising from substantially identical facts) and (z) the aggregate of all Losses under SECTIONS 11.2(b)(i) and 11.2(b)(ii) exceeds, on a cumulative basis, Five Million Dollars ($5,000,000) (and then only to the extent of such excess). In addition, notwithstanding anything contained herein to the contrary, Purchaser shall not be required to pay an aggregate amount in excess of One Hundred Million Dollars ($100,000,000) in respect of all Losses for the matters set forth in SECTIONS 11.2(b)(i) and 11.2(b)(ii) (other than any breach of any covenant requiring Purchaser to make a specific payment to a Seller hereunder or requiring performance after the Closing Date).

     Section 11.3 ENVIRONMENTAL INDEMNIFICATION.

     (a) Vulcan shall be responsible for, and hereby agrees to indemnify, defend and hold the Purchaser Indemnified Group harmless from and against, all Losses actually incurred by any of them as a result of any of the following:

          (i) NON-BUSINESS, DISCONTINUED PRODUCTS AND OFF-SITE ENVIRONMENTAL LIABILITIES - liabilities under Environmental Laws to the extent resulting from or arising out of (w) Sellers' past, present or future business and assets other than the Business and the Purchased Assets, (x) real property owned or leased by either Seller at any time that is not included among the Purchased Assets; (y) manufacture, sale or distribution by Seller or the JV or any of their respective Affiliates of Discontinued Products prior to or after the Effective Time (regardless of whether the liability relating thereto arises prior to or after the Effective Time), and (z) disposal of Hazardous Materials by or on behalf of Seller or the JV or their respective Affiliates or their respective predecessors prior to or after the Effective Time or Environmental Remedial Action relating thereto at locations other than the Purchased Properties and other than property to which Hazardous Materials have migrated from the Purchased Properties (in each case, without regard to any limitations otherwise set forth in (ii) -
     (vii) of this SECTION 11.3(a)); for purposes of SECTION 11.3(a)(i)(z), the term "disposal" shall include any arrangement for disposal and any disposal of Hazardous Materials by any Person incidental to the treatment, recycling or reclamation thereof or incidental to the repair or refurbishment of containers or electrical capacitors or transformers;

          (ii) PENDING LEGAL PROCEEDINGS - all Legal Proceedings by Third Party Environmental Plaintiffs that have been filed against any member of the Seller Indemnified Group prior to the Effective Time (or, in the case of administrative proceedings by any Governmental Body, formal notice of which has been received in writing by members of the Seller Indemnified Group prior to the Effective Time), and Legal Proceedings that have been threatened in writing against members of the Seller Indemnified Group and received by Vulcan or the JV or their respective Affiliates prior to the Effective Time, in each case for violation of or noncompliance with or liability under Environmental Laws arising prior to the Effective Time in connection with the operation of the Business or the ownership of the Purchased Assets and, in each case, without regard to any limitations otherwise set forth in (i) and (iii) - (vii) of this SECTION 11.3(a);

          (iii) INJURIES TO EMPLOYEES, CONTRACTORS AND VENDORS - Legal Proceedings or claims by current or former employees of the Business (including Business Employees or Transferred Business Employees) or by other natural persons serving as current or former contractors, subcontractors or vendors of members of the Seller Indemnified Group or invitees at or on the Purchased Properties for personal injury or wrongful death resulting from exposure to Hazardous Materials in connection with the operation of the Business (including claims and Legal Proceedings by spouses, children or other dependents of any of the foregoing, or the heirs, trustees or representatives of any of the foregoing, arising from such injuries or death), in each case to the extent such injuries or death were caused by such exposure prior to the Effective Time, regardless of whether or when any Legal Proceedings resulting therefrom or relating thereto are filed (regardless of whether such Legal Proceedings or claims are made directly by or on behalf of the exposed individual or indirectly through a cross-claim, third party claim or separate Legal Proceeding for contribution or indemnity brought by another Person against any member of the Seller Indemnified Group or the Purchaser Indemnified Group);

          (iv) PRODUCT LIABILITY - Legal Proceedings filed after the Effective Time but prior to the second anniversary of the Closing Date by Third Party Environmental Plaintiffs relating to exposure during the application, processing, handling, storage, disposal or use of chemical products commercially sold or distributed by the Business prior to the Effective Time after such chemical products have left the care and custody of the Business;

          (v) OTHER THIRD PARTY CLAIMS - Legal Proceedings filed after the Effective Time but prior to the second anniversary of the Closing Date (or, in the case of administrative proceedings by any Governmental Body, formal notice of which has been received in writing by any member of the Seller Indemnified Group or Purchaser Indemnified Group prior to the second anniversary of the Closing Date) by Third Party Environmental Plaintiffs to the extent resulting from the Release of Hazardous Materials prior to the Effective Time, including any such Legal Proceedings by persons in the vicinity of any Purchased Properties resulting from the Release of Hazardous Materials at or from any Purchased Properties;

          (vi) CRIMINAL VIOLATIONS - any actions or omissions by or at the direction of either Seller or its Affiliates or their employees involving the violation of any Environmental Law that are alleged in a criminal complaint (or in an indictment issued by a grand jury or other Governmental Body called to consider such violations) to constitute criminal violations thereof ("CRIMINAL VIOLATIONS");

          (vii) FINES AND PENALTIES - any monetary fines or penalties imposed by any Governmental Body (PROVIDED that for purposes of this clause (vii) only, the term "Governmental Body" shall not include any court or arbitrator except to the extent such court or arbitrator is adjudicating, investigating, enforcing or taking other like action with respect to claims, proceedings or other actions by any Governmental Body other than a court or arbitrator) regarding any of the Purchased Assets or the Business for the violation by a Seller or any of its Affiliates of any Environmental Law, including any failure to hold or comply with any Environmental Permits, prior to the Effective Time; for the avoidance of doubt, the foregoing shall not include (x) any natural resource damages asserted or imposed by any such Governmental Body or trustee for such resources or (y) any Environmental Remedial Action or corrective action or costs and expenses related thereto; PROVIDED that Purchaser shall have no duty to mitigate any such fines or penalties (except that Purchaser agrees that it shall, and it shall cause its Affiliates, to cooperate with Vulcan in planning and performing at Vulcan's sole expense any supplemental environmental project that Vulcan may agree to implement in lieu of payment of any fines or penalties otherwise applicable to the extent that cooperation by Purchaser or implementation of such project would not unreasonably interfere with its operation of the Business); and

          (viii) OTHER ENVIRONMENTAL LIABILITIES - other than to the extent of liabilities of Purchaser as provided for in SECTIOn 11.3(b) or the liabilities of Seller under SECTION 11.3(a)(i) through (vii), fifty percent (50%) of all other liabilities arising under, in connection with or related to Environmental Laws.

     (b) Purchaser shall be responsible for, and hereby agrees to indemnify, defend and hold the Seller Indemnified Group harmless from and against, all Losses actually incurred by any of them as a result of any of the following:

          (i) ENVIRONMENTAL REMEDIAL ACTION AND RELATED MATTERS - notwithstanding anything contained in SECTION 11.3(a) to the contrary, contesting, litigating or conducting Environmental Remedial Action (or preparing to undertake any of the foregoing) after the Closing Date at, on or under the Purchased Properties or any Environmental Remedial Action with respect to Hazardous Materials migrating from the Purchased Properties (and the continuation of the on-going remediation presently being conducted at the Geismar Complex for Oxychlorination-Ethylene Dichloride at certain off-site docking facilities used by Sellers), as well as any Losses after the Closing Date constituting natural resource damages asserted or imposed by any Governmental Body or any trustee for such resources to the extent arising at, on or under the Purchased Properties or as a result of any Hazardous Materials migrating from the Purchased Properties (for the avoidance of doubt, the discovery of any matter(s) for which Vulcan is responsible under SECTION 11.3(a) during the course of Purchaser's actions under this SECTION 11.3(b)(i) shall continue to be the responsibility of Vulcan and shall not be considered Purchaser Assumed Environmental Liabilities solely because such matter(s) are discovered in connection with an Environmental Remedial Action);

          (ii) INJURIES TO EMPLOYEES, CONTRACTORS AND VENDORS - Legal Proceedings or claims after the Closing Date by Transferred Business Employees or by other natural persons serving as contractors, subcontractors or vendors of members of the Purchaser Indemnified Group or invitees at or on the Purchased Properties for personal injury or wrongful death resulting from exposure to Hazardous Materials in connection with the operation of the Business (including claims and Legal Proceedings by spouses, children or other dependents of any of the foregoing, or the heirs, trustees or representatives of any of the foregoing, arising from such injuries or death), in each case to the extent such injuries or death were caused by such exposure after the Effective Time (regardless of whether such Legal Proceedings or claims are made directly by or on behalf of the allegedly exposed individual or indirectly through a cross-claim, third party claim or separate Legal Proceeding for contribution or indemnity brought by another Person against any member of the Seller Indemnified Group or the Purchaser Indemnified Group);

          (iii) PRODUCT LIABILITY - Other than to the extent of liabilities of Vulcan as provided for in SECTION 11.3(a), claims by Third Party Environmental Plaintiffs relating to exposure during the application, processing, handling, storage, disposal or use of chemical products commercially sold or distributed by the Business after such chemical products have left the care and custody the Business;

          (iv) OTHER THIRD PARTY CLAIMS - Other than to the extent of liabilities of Vulcan as provided for in SECTION 11.3(a), claims by Third Party Environmental Plaintiffs resulting from the Release of Hazardous Materials relating to the Business;

          (v) POST-CLOSING ENVIRONMENTAL LIABILITIES - liabilities under Environmental Laws to the extent resulting from the operation of the Business after the Closing Date (except to the extent arising from actions, omissions, events, facts or circumstances occurring or existing prior to the Effective Time); and

          (vi) OTHER ENVIRONMENTAL LIABILITIES - other than to the extent of liabilities of Vulcan as provided for in SECTION 11.3(a) or the liabilities of Purchaser under Section 11.3(b)(i) through (v), fifty percent (50%) of all other liabilities arising under, in connection with or related to Environmental Laws;

     PROVIDED, HOWEVER, that Purchaser shall have no liability for, or any obligation to indemnify Vulcan for, any of the foregoing to the extent any such liability results from a breach of Sellers' warranties set forth in
     SECTION 4.16(b), (c) or (h) for which Vulcan is obligated to indemnify Purchaser.

     (c) [Reserved]

     (d) Purchaser agrees that it shall implement following the Closing Date a program of health and safety testing of Transferred Business Employees as required by then applicable law. For a period of one year following the Closing Date, Purchaser further agrees that it shall give Vulcan as much advance written notice as is reasonably practicable if Purchaser or its Affiliates determines to discontinue all or a portion of the Business where such discontinuation results in the termination of a sufficient number of employees so as to implicate the notice obligations under the WARN Act.

     (e) Except as expressly provided under SECTION 11.2(a)(i) with respect to breaches of the representations and warranties set forth in SECTIONS 4.16(b),
(c) and (h), the procedural provisions set forth in SECTIONS 11.4 and 11.5 and the covenants of Sellers expressly set forth in SECTION 6.8, the indemnification provided for in this SECTION 11.3 shall be the exclusive remedy for all matters relating to violations of Environmental Laws, all Releases of Hazardous Materials, all exposures of natural persons to Hazardous Materials and the other matters addressed in this SECTION 11.3, as well as all matters in respect of any breaches of any of Sellers' representations, warranties, covenants or agreements hereunder relating thereto and any private right of action that either party might have under any Environmental Law; provided, however, that the foregoing shall not limit the right of either party hereto to seek specific enforcement or injunctive or similar non-monetary relief for a breach of such covenants or agreements; provided, further, however, that the foregoing shall not apply to claims of common law fraud by a party to this Agreement in connection with the transactions contemplated hereby.

     Section 11.4. PROCEDURES FOR INDEMNIFICATION. Whenever a claim shall arise for indemnification under SECTION 11.2 or SECTION 11.3, with the exception of claims for litigation expenses in respect of litigation as to which a notice of claim, as provided in this SECTION 11.4, has previously been given, which expenses shall be funded on an ongoing basis, the Person entitled to indemnification (the "INDEMNIFIED PARTY") shall promptly notify the party from which indemnification is sought (the "INDEMNIFYING PARTY") of such claim and, when known, the facts constituting the basis for such claim; PROVIDED, HOWEVER, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or Legal Proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten (10) Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) Business Days following receipt of notice thereof (PROVIDED that failure to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure). Following receipt of notice of a claim or Legal Proceeding by a third party, the party reasonably expected to bear fifty percent (50%) or more of any Losses in connection with such claim or Legal Proceeding shall have the right to assume the defense of any such claim or Legal Proceedings and to control any Environmental Remedial Action that may be required as a result of such claim or Legal Proceeding, at its cost and expense, and shall have the right to retain counsel (not reasonably objected to by the other party) to defend any such claim or Legal Proceeding, and the controlling party shall not be liable to the other party for any fees of other counsel or any other expenses (except as expressly provided to the contrary herein) with respect to the defense of such claim or Legal Proceeding, other than reasonable fees and expenses of counsel employed by the other party for any period during which the controlling party has not assumed the defense thereof. The other party shall have the option of joining the defense of such claim or Legal Proceeding (which shall be at the sole cost and expense of such other party) with counsel not reasonably objected to by the controlling party and counsel for each party shall, to the extent consistent with such counsel's professional responsibilities, cooperate with the other party and any counsel designated by that party. In effecting the settlement or compromise of, or consenting to the entry of any judgment with respect to, any such claim or Legal Proceeding, the parties shall act in good faith, shall consult with the other and shall enter into only such settlement or compromise or consent to the entry of any judgment as the other party shall consent, such consent not to be unreasonably withheld, conditioned or delayed (provided, that Purchaser may withhold consent to any compromise or settlement that would unreasonably interfere with the operation of the Business). An Indemnifying Party or an Indemnified Party, as the case may be, shall not be liable for any settlement, compromise or judgment or other Losses not made in accordance with the preceding sentence. In connection with any Environmental Remedial Action, the controlling party shall consult with the other party on a regular basis and shall consider in good faith and make reasonable efforts to address any recommendations of the other party relating to such Environmental Remedial Action. Unless an emergency action is required to address conditions that present an imminent and substantial endangerment or in other exigent circumstances, an Indemnifying Party shall not be liable for Losses associated with any Environmental Remedial Action undertaken by the other party without the Indemnifying Party's consent, such consent not to be unreasonably withheld, conditioned or delayed (provided, that Purchaser may withhold consent to any compromise or settlement that would unreasonably interfere with the operation of the Business). Notwithstanding the foregoing, the parties agree that any proceedings or claims, to the extent relating to Criminal Violations, may be controlled exclusively by the Indemnifying Party alleged to have engaged in the applicable criminal violations (provided, that Purchaser shall not be required to effect or participate in any compromise or settlement that would unreasonably interfere with the operation of the Business).

     Section 11.5 INSURANCE COVERAGE UNDER SELLER THIRD PARTY INSURANCE
POLICIES.

     (a) In accordance with the assignment of insurance rights and claims in
Section 1.1(d)(2), Purchaser shall have the right to make claims for coverage for Assumed Liabilities under the Seller Third Party Insurance Policies, subject to the following provisions:

          (i) Subject to the restrictions set forth in this Section 11.5, Purchaser shall have the right to pursue insurance coverage under Seller Third Party Insurance Policies for claims or Legal Proceedings related to the Business, the Purchased Assets or the Assumed Liabilities for which Purchaser is liable under this Agreement (each a "Subject Claim"), including providing notice and tender of claims to insurers; PROVIDED, HOWEVER, that Sellers shall use reasonable best efforts, and reasonably cooperate with Purchaser, in Purchaser's pursuit of insurance coverage under Seller Third Party Insurance Policies for Subject Claims, and to effectuate the assignment of rights and claims thereto in
     Section 1.1(d), including making available to Purchaser copies of all Seller Third Party Insurance Policies and the status of any applicable limits thereon (to the extent such Policies and information exist in their files).

          (ii) If, for whatever reason, an issuer of Seller Third Party Insurance Policies has not reimbursed Purchaser for payments made by Purchaser on a Subject Claim, then Purchaser may take whatever action it deems reasonable (including filing any Legal Proceeding against any Person) to effectuate such coverage, at its sole cost and expense. For example, Purchaser shall have the right to commence Legal Proceedings, including an action for declaratory judgment or damages, against an issuer of Seller Third Party Insurance Policies for coverage of Subject Claims under this
     Section in its own name or the name of the Sellers; PROVIDED that the Sellers shall be notified of any such Legal Proceeding before it is filed and shall be given an opportunity to join in any such Legal Proceeding at their cost and expense if they elect to do so. Whether they elect to participate directly or not, Sellers shall reasonably cooperate in such Legal Proceeding. Purchaser's commencement of a Legal Proceeding against an issuer of a Seller Third Party Insurance Policy shall be subject to Sellers' consent, which consent may not be unreasonably delayed or withheld. Sellers shall not withhold consent solely on the grounds that such an action may impair insurance limits of Seller Third Party Insurance Policies.

          (iii) Purchaser shall provide prompt written notice to Seller of all claims made, Legal Proceedings commenced and Third Party Proceeds received pursuant to this Section by any member of the Purchaser Indemnified Group, including with respect to Seller Third Party Insurance Policies. Sellers shall reimburse Purchaser for any Losses indemnified by Purchaser which are paid to Sellers as Third Party Proceeds.

          (iv) Purchaser shall reimburse Sellers for out-of-pocket costs, expenses and fees, including outside attorneys' fees, reasonably incurred by Sellers after the Closing Date in connection with providing cooperation to Purchaser pursuant to this Section 11.5.

          (v) For purposes of the exhaustion of any limits that apply to coverage available under any Seller Third Party Insurance Policies or the exhaustion of any limits that apply to any deductible or retention (including under any fronted or retrospectively rated policies) with respect to such policies, amounts shall be allocated to the policies on a first come/first served basis, meaning that amounts shall be allocated to such limits in the order in which such amounts were paid by or on behalf of Purchaser or Sellers, but with the following restrictions: (i) the Top Excess Layer shall be reserved exclusively for Sellers; and (ii) Purchaser shall have the right to allocate Environmental/Pollution Insurance Claims to Seller Third Party Insurance Policies issued prior to 1986 ("Pre-86 Policies") only to the extent that such claims shall not erode annual aggregate limits under such policies, and provided that Sellers shall have the right and sole discretion to enter into settlement agreements (including "buy-out" agreements) at any time with respect to one or more Pre-86 Policies that extinguish or otherwise adversely affect Sellers' and Purchaser's rights to coverage for Environmental/Pollution Insurance Claims; PROVIDED, HOWEVER, that Sellers shall not enter into a buy-out agreement releasing coverage under a Pre-86 Policy for products/completed operations claims; and that Sellers shall pay Purchaser 15% of the settlement payment (less out-of-pocket costs, expenses and fees, including third party fees and outside attorneys' fees, incurred by Sellers as transaction costs in connection with the buy-out) received by Sellers from any buy-out agreement that releases an insurer in full from all coverage for Environmental/Pollution Insurance Claims under a Pre-86 Policy, such payment to be made to Purchaser within thirty (30) days after Sellers receive such settlement payment. For the avoidance of doubt, Sellers shall have the right to enter a buy-out agreement of Environmental/Pollution Insurance Claims at any time, even after Purchaser has allocated one or more Environmental/Pollution Insurance Claims to Pre-86 Policies but has not received any Third Party Proceeds for those Claims.

          (vi) With respect to the application of the first come/first served approach set forth in Section 11.5(a)(v), with the exception of Section 11.5(a)(v)(i), (ii), and (iii) above, each of the Purchaser and Sellers shall be obligated to act in good faith and to avoid taking any actions for the purpose or with the intention of accelerating or delaying claims payments or losses in order to obtain some advantage with respect to the exhaustion of applicable limits. Purchaser shall not enter into any agreement regarding any commutation, buy-out, buy-back or relinquishment of the Seller Third Party Insurance Policies. In addition, Purchaser shall not enter into any other agreement or settle any dispute, claim or Legal Proceeding with respect to Seller Third Party Insurance Policies without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

     (b) To the extent that an issuer of Third Party Insurance Policies or another third party is or may be liable to, but has not yet assumed the defense of, paid defense costs, or indemnified, Purchaser in a Subject Claim for which the Purchaser is liable under Sections 11.2 or 11.3, Purchaser shall be obligated to provide such defense or indemnity to the Seller or to advance the funds therefor to the Seller pending the receipt of Third Party Proceeds, if any, and to bear the costs of pursuing such Third Party Proceeds. In the absence of Third Party Proceeds (for instance, because there is no available insurance or because insurers have declined to pay or delayed payment), Purchaser shall be required to bear the full defense or indemnity costs for which Purchaser is liable under this Agreement, without reduction; PROVIDED, HOWEVER, that Purchaser may pursue any rights to pursue insurance coverage for such costs.

     (c) To the extent of any payment by Purchaser of any amount under this
Article XI on a given Subject Claim, Purchaser shall be subrogated to rights which Sellers have or may have against another Person (other than another member of the Seller Indemnified Group), subject to the restrictions set forth in
Section 11.5 herein. Purchaser shall have the right under this Section 11.5 to pursue or prosecute any such subrogated rights, in its own name or in the name of the Sellers against another Person, under Purchaser's sole control and at Purchaser's sole cost and expense, but subject to the provisions set forth in
Section 11.5 herein.

     Section 11.6 INSURANCE COVERAGE UNDER PURCHASER WORKERS COMPENSATION POLICIES. Notwithstanding anything to the contrary in this Agreement, Seller's responsibility to indemnify Purchaser for claims or Legal Proceedings under
Section 11.3(a)(iii), (iv), and (v) shall be net of Third Party Proceeds from Purchaser Workers Compensation Policies. Purchaser expressly agrees to promptly notify the applicable issuer of Workers Compensation Policies of any such claim or loss and to tender defense, defense costs and/or indemnity to such insurance carrier, as applicable. Purchaser agrees to pursue diligently recoveries under insurance policies for such claims in cooperation with Sellers, and to reasonably cooperate with each applicable insurance carrier. Sellers shall reimburse Purchaser for out-of-pocket costs, expenses and fees, including outside attorneys' fees, reasonably incurred by Purchaser after the Closing Date in connection with pursuing coverage pursuant to this Section. Any commencement of a Legal Proceeding against an issuer of a Purchaser Workers Compensation Policy relating to claims under this Section 11.6 shall be subject to Purchaser's consent, which consent may not be unreasonably delayed or withheld. Purchaser shall not withhold consent solely on the grounds that such an action may impair insurance limits of Purchaser Workers Compensation Policies. Purchaser shall reimburse Sellers for any losses indemnified by Sellers which are recovered by Purchaser from insurance carriers.



                                   ARTICLE XII

                         NONCOMPETITION; NONSOLICITATION

     Section 12.1. NONCOMPETITION.

     (a) Subject to SECTION 12.1(b), Vulcan covenants and agrees that for a period of three (3) years following the Closing Date or, with respect to 5CP only, following the 5CP Year ending on December 31, 2012 (as the case may be, the "COVENANT TERM") it shall not, and shall cause its Subsidiaries not to:

          (i) engage in the manufacture, marketing, production or sale of, or research and development with respect to, products that are within the scope of the Business (a "COMPETITIVE BUSINESS") in direct competition with Purchaser; or

          (ii) make use of, in connection with any Competitive Business, any mailing lists, customer lists, subscription lists, processes, trade secrets, software, research, techniques, designs or other technical data, know-how or other proprietary or confidential information in use or used by either Seller prior to or as of the Closing in connection with the Business or that constitutes a Purchased Asset.

     (b) Notwithstanding anything to the contrary contained in SECTION 12.1(a):

          (i) in the event that during the Covenant Term Vulcan completes a business combination transaction with a Person that is engaged in any Competitive Business, which transaction results in the holders of the voting securities of Vulcan outstanding immediately prior to the consummation of such transaction owning less than 50% of the voting power of the voting securities of Seller or the surviving entity in the transaction or any parent thereof outstanding immediately after the consummation of such transaction, the provisions of SECTION 12.1(a) shall terminate and cease to be of any further force or effect;

          (ii) Vulcan may directly or indirectly hold interests in or securities of any Person to the extent that such investment does not directly or indirectly confer on Vulcan more than ten percent (10%) of the voting power of such Person;

          (iii) Vulcan may complete a business combination transaction with a Person that is engaged in any Competitive Business if avoiding the restrictions set forth in SECTION 12.1(a) is not a purpose of such transaction, in which case such acquired business shall not be subject to
     SECTION 12.1(a) and may engage in any activity otherwise prohibited or restricted by SECTION 12.1(a); PROVIDED, HOWEVER, that if such acquired business derived in excess of twenty five percent (25%) of its net income for the last completed fiscal year prior to such business combination from activities that constitute Competitive Businesses, Vulcan shall use reasonable efforts to divest that portion of such Person that engages in activities constituting Competitive Businesses on commercially reasonable terms as soon as reasonably practicable following the acquisition;

          (iv) Vulcan may produce, acquire or use any product for internal uses or to conduct Vulcan's or its Subsidiaries' other businesses that consume, use, contain, depend upon or otherwise incorporate any such product; and

          (v) Vulcan may perform any act or conduct any business contemplated by the Transition Services Agreement to be performed or conducted by Vulcan.

     (c) The parties hereto acknowledge and agree that nothing herein shall be deemed to require Vulcan to give notice to or obtain the consent of Purchaser in order to engage in any transaction permitted under SECTION 12.1(b).

     Section 12.2. NONSOLICITATION OF EMPLOYEES. Vulcan covenants and agrees that for a period of two (2) years following the Closing Date it shall not, and shall cause its Subsidiaries not to, solicit, directly or indirectly, any Transferred Business Employee (at a time when such person is an employee of Purchaser or any of its Subsidiaries) to terminate his or her employment relationship with Purchaser or any of its Subsidiaries or otherwise to become employed by Vulcan or its Affiliates; PROVIDED, HOWEVER, that nothing herein shall prohibit Vulcan or any of its Subsidiaries from (i) generalized solicitations of potential employees by use of advertisements in the media that are not targeted at Transferred Business Employees, (ii) incidental solicitations by search firms that have not been encouraged or requested to solicit Transferred Business Employees or (iii) hiring individuals not solicited in contravention of this SECTION 12.2.

     Section 12.3. REMEDIES. Purchaser and Sellers each acknowledge that the time, scope and other provisions of this ARTICLE XII have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope and other provisions are reasonable under the circumstances. It is further agreed that other remedies cannot fully compensate Purchaser for a violation by Vulcan of the terms of this ARTICLE XII and that Purchaser shall be entitled to injunctive relief to prevent any such violation or continuing violation by Vulcan. It is the intent and understanding of each party hereto that if, in any Legal Proceeding, any term, restriction, covenant or promise herein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable.

                                  ARTICLE XIII

                                   TERMINATION

     Section 13.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned any time prior to the Closing:

     (a) upon the written agreement of Purchaser and Vulcan;

     (b) by Purchaser or Vulcan if the other party shall have breached any representation, warranty, covenant or agreement contained herein that is reasonably likely to result in the failure of the conditions to Closing set forth in SECTION 8.1 or 8.2, or SECTION 9.1 or 9.2, respectively, and such breach has not been cured within thirty (30) calendar days after the giving of a written notice by the terminating party to the other party of such breach;

     (c) by Purchaser or Vulcan on the earlier of (i) two hundred forty (240) calendar days after the date hereof if the Closing has not occurred on or prior to such date and (ii) sixty (60) days after Purchaser makes any Offer to Consent pursuant to Section 7.3(d) if the Closing has not occurred on or prior to such date (PROVIDED, that in no event shall either party be permitted to terminate this Agreement pursuant to this clause (ii) prior to the date that is one hundred twenty (120) days after the date hereof); PROVIDED THAT the right to terminate this Agreement under this SECTION 13.1(c) shall not be available to any party hereto whose willful and material breach of this Agreement, as noticed in writing by the non-terminating party, shall have been the proximate cause of the failure of the Closing to occur on or before such date for so long as such material breach remains uncured; PROVIDED, FURTHER, THAT the right to terminate this Agreement under this SECTION 13.1(c) shall not be available to any party hereto if Vulcan is acting in good faith to effect the repair, rebuilding, restoration or replacement addressed in SECTION 2.5 unless the required repair, rebuilding, restoration or replacement has not been, or cannot reasonably be, completed within the maximum time period set forth in SECTION 2.5(c); or

     (d) by Purchaser as provided in SECTION 2.5.

     Section 13.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination by either party under SECTION 13.1(b) or (c), written notice thereof shall be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by either party, upon delivery of such notice, except that the Confidentiality Agreement shall survive in accordance with its terms and SECTIONS 13.2, 14.3,
14.4 and 14.6 shall also survive such termination. Notwithstanding any provision hereof to the contrary, upon any termination hereof pursuant to SECTION 13.1, no party hereto shall thereafter have any further liability or obligation hereunder; PROVIDED, HOWEVER, that subject to SECTION 11.1(d), no such termination shall relieve any party hereto of any liability for any willful breach of any term hereof prior to the date of such termination.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1. CERTAIN DEFINITIONS.

     "5CP CONTINGENT PAYMENT" has the meaning set forth in SECTION 2.4(b).

     "5CP YEAR" has the meaning set forth in SECTION 2.4(b).

     "ACCOUNTING ARBITRATOR" has the meaning set forth in SECTION 2.4(e).

     "AFFILIATE"  means, as to any Person, (a) any Subsidiary of such Person and
(b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" has the meaning set forth in the preamble.

     "ASSUMED LIABILITIES" has the meaning set forth in SECTION 1.3.

     "BUSINESS" has the meaning set forth in Exhibit A.

     "BUSINESS CONTRACTS" means all Contracts primarily relating to the Business or to which the Purchased Assets or Assumed Liabilities are subject, including the Material Business Contracts, the licenses relating to Purchased Intellectual Property, the Real Property Leases and the Pipeline Agreements.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

     "BUSINESS EMPLOYEE" means all individuals employed by Vulcan or any of its Affiliates solely in the Business, including any individual who is absent due to vacation, holiday, sick leave, jury duty, funeral leave, personal day, short-term or long-term disability, military leave, leave of absence under the Family Medical Leave Act, or other approved leave of absence or who has a legal right to return to work (including any individual for whom an obligation to recall, rehire or otherwise return to employment exists), but excluding any individual who is receiving long-term disability benefits under any Employee Benefit Plan immediately before the Closing Date.

     "CAREFILL  DRY  CLEANING  BUSINESS"  has the  meaning  set forth in SECTION
1.4(g).

     "CASH CONSIDERATION" has the meaning set forth in SECTION 2.1(a).

     "CASUALTY EVENT" has the meaning set forth in SECTION 2.5(a).

     "CASUALTY NOTICE" has the meaning set forth in SECTION 2.5(b).

     "CLOSING" has the meaning set forth in SECTION 3.1.

     "CLOSING AMOUNTS" has the meaning set forth in SECTION 2.2(a).

     "CLOSING DATE" has the meaning set forth in SECTION 3.1.

     "CLOSING DATE BALANCE SHEET" has the meaning set forth in SECTION 2.2(a).

     "CLOSING DATE DEBT PAYMENT AMOUNT" means an amount, if positive, equal to Twenty Nine Million Dollars ($29,000,000) less the Indebtedness of the Business as of the close of business on the Business Day prior to the Closing Date;

     "CLOSING INDEBTEDNESS" has the meaning set forth in SECTION 2.2(a).

     "CLOSING WORKING CAPITAL" has the meaning set forth in SECTION 2.2(a).

     "COBRA" has the meaning set forth in SECTION 10.1(l).

     "CODE" means the United States Internal Revenue Code of 1986, as amended.

     "COLLECTIVE BARGAINING AGREEMENT" has the meaning set forth in
SECTION 10.1(i).

     "COMPETITIVE BUSINESS" has the meaning set forth in SECTION 12.1(a)(i).

     "CONFIDENTIAL INFORMATION" has the meaning set forth in SECTION 10.4(a).

     "CONFIDENTIALITY AGREEMENT" has the meaning set forth in SECTION 14.2.

     "CONSENT AGREEMENT" has the meaning set forth in SECTION 7.3(c).

     "CONTINGENT PAYMENTS" has the meaning set forth in SECTION 2.4.

     "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase or sales orders, mortgage, license, franchise, insurance policy, undertaking, commitment, power of attorney or other enforceable arrangement or agreement.

     "COVENANT TERM" has the meaning set forth in SECTION 12.1(a).

     "DISCONTINUED PRODUCTS" means (a) any chemical product (other than perchloroethylene) that was commercially manufactured, sold or distributed by either Seller prior to the Closing Date in connection with the operation of the Business but which was not commercially manufactured, sold or distributed in connection with the operation of the Business on the date hereof or as of the Effective Time and is not commercially manufactured, sold or distributed by Purchaser or its Affiliates in connection with the operation of the Business on or after the Closing Date, including those products set forth on EXHIBIT J, and
(b) perchloroethylene except to the extent that it is manufactured, distributed or sold (i) for use in applications other than dry-cleaning applications or (ii) by Purchaser or its Affiliate to a Person (other than a Seller or its Affiliate) for use in dry-cleaning applications; PROVIDED, HOWEVER, that in the situation described in clause (ii), only the quantity of such perchloroethylene shall not be considered Discontinued Products.

     "DOLLARS" or "$"means lawful currency of the United States of America.

     "EARNOUT STATEMENT" has the meaning set forth in SECTION 2.4(c).

     "ECU CONTINGENT PAYMENT" has the meaning set forth in SECTION 2.4(a).

     "ECU Year" has the meaning set forth in SECTION 2.4(a).

     "EFFECTIVE TIME" has the meaning set forth in SECTION 3.1.

     "EMPLOYEE BENEFIT PLANS" has the meaning set forth in SECTION 4.12(a).

     "EMPLOYMENT DATE" has the meaning set forth in SECTION 10.1(b).

     "ENVIRONMENT" means any environmental medium or natural resource, including ambient air, indoor air, surface water, groundwater, drinking water, sediment, surface and subsurface strata, and plant or animal life including biota, fish and wildlife.

     "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, ET SEQ.), the Hazardous
Materials Transportation Act (49 U.S.C. ss. 1801, ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 7401, ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251, ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401, ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136, ET SEQ.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.ss. 11001, ET SEQ.), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f, ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601, ET SEQ.), the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486), and the Occupational Safety and Health Act (29 U.S.C. ss. 651, ET SEQ.) (with respect to exposure to Hazardous Materials only), as such laws may be amended or otherwise modified from time to time, and any other present or future applicable Law pertaining to, relating to or in any way arising out of or concerning: (a) the Environment, including pollution, contamination, clean-up, preservation, protection, or reclamation of the Environment; (b) exposure of employees and other persons to any Hazardous Material; (c) any Release or threatened Release of any Hazardous Material, including investigation, monitoring, clean-up, removal, treatment, or any other action to address such Release or threatened Release; or (d) the management of any Hazardous Material, including the manufacture, production, generation, presence, formulation, processing, labelling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, discharge, transportation, re-use, recycling or reclamation of any Hazardous Material or the containment, removal or remediation thereof.

     "ENVIRONMENTAL   PERMIT"  means  any  approval,   authorization,   consent,
exemption, franchise, license, permission, registration, variance, permit or certificate required under any applicable Environmental Law.

     "ENVIRONMENTAL/POLLUTION INSURANCE CLAIMS" means claims for liability coverage under Seller Third Party Insurance Policies concerning Environmental Remedial Action. Environmental/Pollution Insurance Claims shall not include products/completed operations claims.

     "ENVIRONMENTAL REMEDIAL ACTION" means any action, regardless of whether such action is taken by Purchaser, its Affiliates, Sellers, any Governmental Body or any trustee for any natural resources, including any capital or other expenditure, to: (a) investigate, monitor, clean up, remediate, abate, remove or treat any Hazardous Material in the Environment; or (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, which action is required by any Governmental Body or under any Environmental Law.

     "EXCLUDED ASSETS" has the meaning set forth in SECTION 1.2.

     "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 1.4.

     "FINAL  CLOSING  WORKING  CAPITAL"  has the  meaning  set forth in  SECTION
2.2(d).

     "FINAL INDEBTEDNESS" has the meaning set forth in SECTION 2.2(d).

     "Full Year Financial Statements" has the meaning set forth in Section 4.4.

     "GAAP" means generally accepted accounting principles in the United States of America, which are applicable as of the date of the applicable financial statements, consistently applied by Vulcan.

     "GEISMAR COMPLEX" has the meaning set forth in SECTION 7.3(d).

     "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, of any country or subdivision thereof, whether national, federal, state or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

     "HAZARDOUS MATERIAL" means any and all pollutants, contaminants, hazardous substances, hazardous wastes, solid wastes, toxic pollutants, toxic substances, deleterious substances, caustics, radioactive substances or materials, hazardous materials, and any and all other sources of pollution or contamination, or terms of similar import, either now or that become such under Environmental Law, whether or not defined as hazardous under Environmental Law, and including crude oil or any fraction thereof, petroleum and its derivatives and by-products, natural or synthetic gas, any other hydrocarbons, heavy metals, asbestos, lead, lead-based paint, pesticides, herbicides, nuclear fuel and polychlorinated biphenyls.

     "HEALTH STUDIES" has the meaning set forth in SECTION 1.1(o).

     "HSR ACT" has the meaning set forth in SECTION 4.3(ii).

     "INCOMING IP LICENSES" means Contracts under which Intellectual Property is licensed by Vulcan, the JV or any of their respective Affiliates from unaffiliated Persons primarily for use in the Business.

     "INDEBTEDNESS" means, as of any date, total indebtedness as of such date (excluding indebtedness taken into account in calculating Working Capital) as shown on a balance sheet of the Business prepared in accordance with GAAP using the same accounting principles, procedures, policies and methods that were employed in preparing the Interim Balance Sheet, except that such balance sheet of the Business shall not include or reflect any Excluded Assets or Excluded Liabilities.

     "INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.4.

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.4.

     "INTELLECTUAL PROPERTY" means all intellectual property rights or other similar proprietary rights in any jurisdiction owned or used under license, including such rights in and to: (a) Trademarks; (b) Patents; (c) inventors' certificates, invention disclosures, discoveries and improvements, whether or not patentable; (d) Trade Secrets; (e) rights to limit the use or disclosure of confidential information by any Person; (f) registered Internet domain names;
(g) registrations of, and applications to register, any of the foregoing with any Governmental Body and any renewals or extensions thereof; and (h) the goodwill associated with each of the foregoing.

     "INTERIM BALANCE SHEET" has the meaning set forth in SECTION 4.4(ii).

     "INTERIM  FINANCIAL  STATEMENTS"  has the  meaning  set  forth  in  SECTION
4.4(ii).

     "INVENTORY" has the meaning set forth in SECTION 1.1(b).

     "JOINT VENTURE FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4.

     "JV" has the meaning set forth in the Recitals.

     "KNOWLEDGE" means with respect to either Seller or Purchaser, as the case may be, the actual knowledge, of the individuals set forth on Schedule 14.1(a) and identified as Vulcan employees, JV employees or Purchaser employees, respectively.

     "LAW" means any national, federal, state or local law (including common law), statute, constitutional provision, code, ordinance, rule, regulation, directive, Order, or other legally enforceable requirement or guideline of any country or subdivision thereof.

     "LEASED REAL PROPERTY" has the meaning set forth in SECTION 1.1(a)(ii).

     "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit, or proceeding.

     "LIEN" means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, option, right of first refusal, easement, covenant, restriction, servitude, transfer restriction or encumbrance.

     "LOI" has the meaning set forth in SECTION 8.8.

     "LOSSES" has the meaning set forth in SECTION 11.2(a).

     "MATERIAL ADVERSE EFFECT" means (a) when used with respect to the Business, any material adverse change in the business, properties, results of operations or financial condition of the Business, taken as a whole, but excluding any change to the extent arising from any (i) changes in Laws, (ii) changes resulting from the announcement of the execution hereof and the transactions contemplated hereby, (iii) changes in general economic conditions or (iv) changes generally affecting the industry in which the Business competes, including changes in the price of energy, supplies and raw materials, (b) when used with respect to Sellers or the Business, any effect that materially impairs the ability of Sellers to complete the transactions contemplated hereby or to fulfill its respective obligations hereunder and (c) when used with respect to Purchaser, any effect that materially impairs the ability of Purchaser to complete the transactions contemplated hereby or to fulfill its respective obligations hereunder.

     "MATERIAL BUSINESS CONTRACTS" has the meaning set forth in SECTION 4.11.

     "MATERIAL INTELLECTUAL PROPERTY" means any Purchased
Intellectual Property that is material to the operation of the Business.

     "MEMBERSHIP  INTEREST  PURCHASE  AGREEMENT"  has the  meaning  set forth in
SECTION 6.2(o).

     "NEUTRAL AUDITORS" has the meaning set forth in SECTION
2.2(d).

     "OFFER TO CONSENT" has the meaning set forth in SECTION 7.3(d).

     "ORDER" means any order, injunction, judgment, settlement, decree, ruling, writ, assessment or arbitration award of, or agreement or order on consent with, any Governmental Body.

     "OUTGOING IP LICENSES" means Contracts under which rights in the Purchased Intellectual Property are licensed to third parties.

     "OWNED REAL PROPERTY" has the meaning set forth in SECTION 1.1(a)(i).

     "PARENT" has the meaning set forth in the Recitals.

     "PASS-THROUGH PURCHASER" means a Person who acquires one or more of the Purchased Properties from Purchaser or a Seller in connection with action taken pursuant to Section 7.3(d).

     "PATENTS" means patents, including design patents and utility patents, reissues, divisions, continuations, continuations-in-part, reexaminations and extensions thereof, in each case including all applications therefor.

     "PAYMENT DATE" has the meaning set forth in SECTION 10.5.

     "PERMIT" means any approval, authorization, consent, exemption, franchise, license, permission, registration, variance, permit or certificate by any Governmental Body except for Environmental Permits.

     "PERMITTED EXCEPTIONS" means: (a) liens for current taxes, assessments or other claims by a Governmental Body not yet delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings or for which an appropriate reserve or security deposit is established by Vulcan therefor; (b) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business; (c) zoning, entitlement and other land use and environmental regulations by Governmental Bodies; (d) Outgoing IP Licenses; (e) such other imperfections in title, charges, easements, restrictions and other encumbrances that do not materially detract from or materially diminish the value to, or materially interfere with the present use of such property (real or personal) or asset in, the Business as currently conducted; (f) the exceptions to the title contained in the title insurance policies and commitments listed in SECTION 4.8 of the Seller Disclosure Schedule; (g) matters resulting from the actions of Purchaser or its agents or Affiliates; and (g) the Pipeline Agreements.

     "PERSON" means any individual, corporation,  partnership, limited liability
company,  firm,  joint  venture,   association,   joint-stock  company,   trust,
unincorporated organization, Governmental Body or other similar entity.

     "PERSONAL PROPERTY LEASES" means those Contracts providing for the lease of personal property included in the Purchased Assets that are not terminable without penalty within a period of sixty (60) calendar days and involving annual payments in excess of One Million Dollars ($1,000,000).

     "PETROLEUM" has the meaning set forth in the Recitals.

     "Petroleum Guarantee" has the meaning set forth in the Recitals.

     "Pipeline Agreements" has the meaning set forth in SECTION 1.1(l).

     "PUCHA" has the meaning set forth in SECTION 4.22.

     "PURCHASE PRICE" has the meaning set forth in SECTION 2.3.

     "PURCHASED ASSETS" has the meaning set forth in SECTION 1.1.

     "PURCHASED INTELLECTUAL PROPERTY" means the Intellectual Property that is owned, in whole or in part, or held for use under license by either Seller, primarily for use in the Business; provided that the foregoing shall not include any of Vulcan's or its Affiliates' rights, titles or interest in the names,marks or other indicia of "Vulcan," "Vulcan Materials," "Vulcan Chemicals," the Vulcan logo or any other similar marks or any derivatives of such names, marks or other indicia, including domain names and copyrighted works to the extent utilizing such names and indicia.

     "PURCHASED PROPERTIES" has the meaning set forth in SECTION 1.1(a)(ii).

     "PURCHASER" has the meaning set forth in the Preamble.

     "Purchaser Assumed Environmental Liabilities" means those liabilities set forth in SECTION 11.3(b) as the responsibility of Purchaser.

     "PURCHASER DOCUMENTS" has the meaning set forth in SECTION 5.2.

     "PURCHASER INDEMNIFIED GROUP" means Occidental Chemical Corporation, Purchaser, its Subsidiaries and their respective Affiliates, together with their respective successors and assigns, and the officers, directors, employees and agents of each of the foregoing.

     "PURCHASER WORKERS' COMPENSATION POLICIES" means all third party insurance policies providing workers' compensation coverage to the Purchaser relating to the Business, the Purchased Assets or the Assumed Liabilities from and after the Effective Time, except the Top Excess Layer.

     "PURCHASER'S 401(k) PLAN" means a qualified cash or deferred arrangement (within the meaning of section 401(k) of the Code) maintained and designated by Purchaser or its appropriate Affiliate.

     "PURCHASER'S  GULF  COAST  PLANTS"  has the  meaning  set forth in  SECTION
7.3(d).

     "REAL PROPERTY LEASE" means any Contract providing leasehold or other similar rights to either Seller in and to any Leased Real Property.

     "RELEASE" means any release, spill, emission, leaking, pumping, dumping, pouring, escape, injection, deposit, disposal, discharge, dispersal, leaching, or migration at, into or onto the Environment, including movement or migration through or in the air, soil, surface water or groundwater, whether sudden or non-sudden and whether accidental or non-accidental, or any spill, release, emission, disposal or discharge as those terms are defined in any applicable Environmental Law.

     "REPRESENTATIVES" has the meaning set forth in SECTION 10.4(a).

     "RESOLUTION PERIOD" has the meaning set forth in SECTION 2.2(c).

     "RETAINED EMISSIONS CREDITS" has the meaning set forth in SECTION 1.1(q).

     "RR STREET AGREEMENT" has the meaning set forth in SECTION 1.4(g).

     "SELLER" and "SELLERS" each has the meaning set forth in the Preamble.

     "SELLER DISCLOSURE SCHEDULE" has the meaning set forth in ARTICLE IV.

     "Seller Documents" has the meaning set forth in SECTION 4.2.

     "SELLER  INDEMNIFIED  GROUp"  means  Vulcan,  its  Subsidiaries  and  their
respective  Affiliates,   including  the  JV,  together  with  their  respective
successors and assigns, and the officers, directors, employees and agents of each of the foregoing.

     "SELLER RETAINED ENVIRONMENTAL LIABILITIES" means those liabilities set forth in SECTION 11.3(a) as the responsibility of Vulcan.

     "SELLER SCHEDULED SEVERANCE" has the meaning set forth in SECTION 10.1(j).

     "SELLER THIRD PARTY INSURANCE POLICIES" means all third party insurance policies, whether primary or excess, issued to either Seller prior to the Effective Time, providing liability or workers' compensation coverage relating to the Business, the Purchased Assets or the Assumed Liabilities in respect of periods prior to the Effective Time, except the Top Excess Layer.

     "SELLER'S 401(k) PLAN" means any qualified cash or deferred arrangement (within the meaning of section 401(k) of the Code) maintained by Vulcan.

     "SUBJECT CLAIM" shall have the meaning set forth in SECTION 11.5(a)(i).

     "SUBSIDIARY" means, with respect to any Person, any other Person of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

     "TAX" or "TAXES" shall mean all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or non-U.S. government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, personal property, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, unemployment, social security, environmental, estimated or withholding taxes, and all customs and import duties.

     "TAX  CONTEST" shall mean any  audit,  review,  examination,  or any other
administrative   or  judicial   proceeding   with  the  purpose  or  effect  of
redetermining Taxes (including any administrative or judicial review of any claim for refund).

     "TAX RETURN" means a report, return or other information (including any amendments) required to be supplied to a Governmental Body with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Vulcan or any Subsidiary of Vulcan.

     "TERMINATION DATE" has the meaning set forth in SECTION 7.3(d).

     "TEXAS BRINE CONTRACTS" means the Amended and Restated Salt Lease, dated as of July 18, 1975, and subsequently amended and assigned, among Occidental Chemical Corporation, Texas Brine Company, LLC and Vulcan, Amended and Restated Facilities Lease Agreement, dated as of January 1, 2000, between Texas Brine Company, LLC and Vulcan, Amended and Restated Operating and Supply Agreement, dated as of January 1, 2000 between Texas Brine Company, LLC and Vulcan, Construction Contract, dated as of October 1, 1998, between Texas Brine Company, LLC and Vulcan, Construction and Term Loan Agreement, dated as of October 1, 1998, between Texas Brine Company, LLC and Vulcan, $12,000,000 Promissory Note, dated October 1, 1998, from Texas Brine Company, LLC to Vulcan, Mortgage and Security Agreement, made on December 29, 1999 but effective as of October 1, 1998, by Texas Brine Company, LLC in favor of Vulcan, and UCC-1 Financing Statements executed by Texas Brine Company, LLC in favor of Vulcan.

     "THIRD PARTY ENVIRONMENTAL PLAINTIFF" means a third-party plaintiff that is not a member of the Purchaser Indemnified Group or the Seller Indemnified Group.

     "THIRD PARTY PROCEEDS" means amounts actually received from Persons that are not members of the Purchaser Indemnified Group or the Seller Indemnified Group, from issuers of Seller Third Party Insurance Policies or Purchaser Workers' Compensation Policies, whether primary or excess, or from other third parties pursuant to indemnification or other agreements, in each case net of (a) any related deductible or retention, and (b) any actual recoupment of such amounts (other than reinsurance) by the issuer or other third party (e.g., through fronted or retrospectively rated policies).

     "TOP EXCESS LAYER" means, (a) for a given annual policy period of Seller Third Party Insurance Policies in which aggregate limits apply, coverage under liability policies above 50% of the aggregate limits for that given policy period, as stated in the policies (excluding any self-insured retention or deductible limits, and excluding aggregate limits stated on policies issued by insurers that are insolvent as of the Effective Time); and (b) for a given annual policy period of Purchaser Workers' Compensation Insurance Policies in which aggregate limits apply, coverage under such policies above 50% of the aggregate limits for that given policy period, as stated in the policies (excluding any self-insured retention or deductible limits).

     "TRADE SECRETS" means trade secrets and other similar confidential or non-public business information, including ideas, formulas, compositions, technical documentation, operating manuals and guides, plans, designs, sketches, inventions, production molds, product specifications, equipment lists, engineering reports and drawings, architectural and engineering plans, manufacturing and production processes and techniques; drawings, specifications, plans, proposals, research records, inspection processes, invention records and technical data; financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, licensing records, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records; and all other know-how in each case, as recognized under patent, copyright, trade secret law or similar law.

     "TRADEMARKS" means registered, unregistered and common law trademarks, service marks, brand names, logos, certification marks, trade dress, assumed names and trade names, including all applications for registration therefor and all renewals, modifications and extensions thereof.

     "TRANSFER TAXES" means all transfer, sales, use, goods and services, value added, recordation, documentary, stamp duty, gross receipts, excise, transfer and conveyance Taxes and other similar Taxes, duties, fees or charges levied in connection with the sale of the Purchased Assets in accordance herewith.

     "TRANSFERRED  BUSINESS  EMPLOYEE"  has the  meaning  set  forth in  SECTION
10.1(c).

     "TRANSITION SERVICES AGREEMENT" means the agreement providing for the provision of certain services by Vulcan to Purchaser following the Closing Date.

     "VULCAN"  has the  meaning  set forth in the  Recitals.

     "WARN ACT" has the meaning set forth in SECTION 10.1(m).

     "WARN OBLIGATIONS" has the meaning set forth in SECTION 10.1(m).

     "WORK-AROUND" has the meaning set forth in SECTION 1.5.

     "WORKING CAPITAL" means, as of any date, total current assets minus total current liabilities of the Business, as of such date, excluding cash, cash equivalents, bank deposits, certificates of deposit or similar cash items, of either Seller, in each case as shown on a balance sheet of the Business prepared in accordance with GAAP using the same accounting principles, procedures, policies and methods that were employed in preparing the Interim Balance Sheet and calculating the Working Capital as of December 30, 2003, except that such balance sheet of the Business shall not include or reflect any Excluded Assets or Excluded Liabilities.

     "YEAR END BALANCE SHEETS" has the meaning set forth in SECTION 4.4(i).

     Whenever used herein, except as otherwise expressly provided or unless the context otherwise requires, (a) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders, and (b) the terms "include" and "including" shall be inclusive and not exclusive and shall be deemed to be followed by the following phrase "without limitation." Unless otherwise specified, the terms "hereof," "herein," "hereunder," "herewith" and similar terms refer to this Agreement as a whole (including the schedules and disclosure letters to this Agreement), and references herein to Sections, Articles, Schedules and Exhibits refer to sections, articles, schedules and exhibits hereof.

     Section 14.2. ENTIRE AGREEMENT. This Agreement (together with the documents referred to herein) and (to the extent specified in SECTIONS 7.1 and 10.4) the Confidentiality Agreement, dated as of August 29, 2002, by and between Seller and Occidental Chemical Corporation (the "CONFIDENTIALITY AGREEMENT"), constitute the entire agreement and understanding of the parties hereto with respect to the matters contemplated hereby and supercede any previous agreement between the parties in relation to such matters.

     Section 14.3. GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE HEREOF IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.3.

     Section 14.4. EXPENSES. Subject to the last two sentences of SECTION
14.10, each of the parties hereto shall bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance  hereof,  each of the other  documents and  instruments  executed in connection herewith or contemplated hereby and the consummation of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that Purchaser shall bear the cost of the filing fees paid in connection with filings under the HSR Act relating to the transactions contemplated hereby.

     Section 14.5. TABLE OF CONTENTS AND HEADINGS. The table of contents and section headings hereof are for convenience of reference only and are to be given no effect in the construction, interpretation or effect hereof.

     Section 14.6. NOTICES. All notices and other communications hereunder shall be in writing and in the English language and shall be deemed given when delivered personally or by overnight mail or to the extent receipt is confirmed, facsimile or other electronic transmission service, or five (5) calendar days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this SECTION 14.6):

                  If to Sellers, to:

                  Vulcan Materials Company
                  1200 Urban Center Drive
                  P.O. Box 385014
                  Birmingham, Alabama  35242
                  Attn:    General Counsel
                  Fax:     (205) 298-2960

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street

                  New York, New York  10019-6150
                  Attn:    Edward D. Herlihy, Esq.
                  Fax:     (212) 403-2000

                  If to Purchaser, to:

                  Basic Chemicals Company, LLC
                  500 LBJ Freeway
                  Dallas, Texas  75244
                  Attn:    General Counsel
                  Fax:     (972) 404-3957

                  with a copy to:

                  Occidental Petroleum Corporation
                  10889 Wilshire Boulevard
                  Los Angeles, California  90024
                  Attn:    Executive Vice President and General Counsel
                  Fax:     (310) 443-6661

     Section 14.7. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, each of which shall remain in full force and effect.

     Section 14.8. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing herein shall create or be deemed to create any third party beneficiary rights in any Person not a party hereto (except for Indemnified Parties in ARTICLE XI). No assignment hereof or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be without effect; PROVIDED that Purchaser shall have the right to assign its rights (but not its obligations) hereunder without consent if such assignment does not relieve Purchaser of any of its obligations hereunder (1) prior to the Closing Date, to the extent relating to Purchased Assets to be transferred to a third party in connection with actions to be taken by Purchaser pursuant to Section 7.3(c), and (2) after the Closing Date, in its reasonable discretion. In addition to the foregoing, Purchaser may, in connection with satisfying its undertakings pursuant to Section 7.3(d), assign its rights to indemnification from Sellers pursuant to SECTIONS 11.2(a) and 11.3(a), whether prior to or following the Closing Date, to a Pass-Through Purchaser and to such Pass-Through Purchaser's Subsidiaries and their respective Affiliates, their respective successors and permitted assigns and the officers, directors, employees and agents of each of the foregoing; PROVIDED, HOWEVER, that no Pass-Through Purchaser shall have any rights with respect to Seller greater than those set forth in any purchase agreement (or related documentation) providing for the applicable acquisition of Purchased Properties; and PROVIDED, FURTHER, that no such assignment shall be deemed to (i) expand the scope of the liabilities of Sellers hereunder or (ii) limit the scope of the protections of Purchaser hereunder.

     Section 14.9. BULK SALES LAW. Purchaser hereby waives compliance by Sellers, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales law.

     Section 14.10. TAX-DEFERRED EXCHANGE. Purchaser may elect by written notice to Sellers, and Sellers may elect by written notice to Purchaser, before the Closing Date to effect a tax-deferred exchange under section 1031 of the Code of all or part of the Purchased Assets, provided that such election does not impede or delay the consummation of the transactions contemplated hereby and does not alter the kind or amount of consideration received by Sellers hereunder. If either party so elects, the notified party shall use reasonable efforts to cooperate with the other party and will execute escrow instructions, documents, agreements, or other instruments, as reasonably requested to effect the exchange. Purchaser or Sellers may assign their rights and delegate their duties hereof to an exchange intermediary that it selects, as may be necessary to effect a tax-deferred exchange. Purchaser shall reimburse Sellers for all out-of-pocket expenses incurred by Sellers as a result of an election by Purchaser under this SECTION 14.10. Sellers shall reimburse Purchaser for all out-of-pocket expenses incurred by Purchaser as a result of an election by Sellers under this SECTION 14.10.

     Section 14.11. AMENDMENTS.

     (a) This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference hereto signed by each of the parties hereto.

     (b) Sellers may amend the Seller Disclosure Schedule to reflect changes that are immaterial to the Business; PROVIDED, HOWEVER, that such amendments may only be made if (x) Vulcan in good faith reasonably believes that such amendments are necessary in order to make the representations and warranties true and correct in all respects on the Closing Date and (y) such amended Seller Disclosure Schedule is submitted to Purchaser no less than three
(3) Business Days prior to the Closing Date.

     Section 14.12. ENFORCEMENT. The parties agree that irreparable damage would occur in the event of any material breach hereof. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity and not otherwise prohibited by the terms of this Agreement.

     Section 14.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                      BASIC CHEMICALS COMPANY, LLC



                                      By: /s/ JAMES M. LIENERT
                                      ------------------------
                                      Name: James M. Lienert
                                      Title:  President



                                      VULCAN MATERIALS COMPANY



                                      By: /s/ DONALD M. JAMES
                                      ------------------------
                                      Name: Donald M. James
                                      Title:  Chairman and Chief Executive
                                              Officer



                                     VULCAN CHLORALKALI, LLC



                                     By: /s/ BRADLEY C. ROSENWALD
                                     ----------------------------
                                     Name: Bradley C. Rosenwald
                                     Title:  President, Vulcan Chemical
                                             Investments, LLC, as Manager of
                                             Vulcan Chloralkali, LLC



                                     OCCIDENTAL PETROLEUM CORPORATION*



                                      By: /s/ STEPHEN I. CHAZEN
                                      --------------------------
                                      Name: Stephen I. Chazen
                                      Title:  Senior Executive Vice President
                                      and Chief Financial Officer





________________________
*Occidental Petroleum is a party hereto only for the limited purpose of delivering the Petroleum Guarantee pursuant to Section 3.3.